UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☑ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to § 240.14a-12	☐ Confidential, For Use of the Com- mission Only (as permitted by Rule 14a-6(e)(2))

CARMIKE CINEMAS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials:

        ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 21, 2004

The Annual Meeting of Stockholders of Carmike Cinemas, Inc. will be held at the offices of King & Spalding LLP, 191 Peachtree Street, Atlanta, Georgia on Friday, May 21, 2004, commencing at 9:00 a.m., local time.

At the meeting, the stockholders will be asked to:

1.	Elect eleven (11) directors to serve for the ensuing year or until their successors are duly elected and have qualified;

2.	Approve the adoption of the Carmike Cinemas, Inc. 2004 Incentive Stock Plan; and

3.	Transact any other business that may properly be brought before the meeting.

The Board of Directors has fixed the close of business on April 2, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.

By Order of the Board of Directors,

ANTHONY J. RHEAD Secretary

Columbus, Georgia
April 16, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

CARMIKE CINEMAS, INC.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 21, 2004

This proxy statement and the accompanying proxy card are furnished to the stockholders of Carmike Cinemas, Inc. (“Carmike”) in connection with the solicitation of proxies by the Board of Directors of Carmike for use at the Annual Meeting of Stockholders to be held on Friday, May 21, 2004, at the offices of King & Spalding LLP, 191 Peachtree Street, Atlanta, Georgia at 9:00 a.m., local time, and any adjournments thereof. All stockholders are encouraged to attend the meeting. Carmike expects to mail this proxy statement and accompanying proxy card to Carmike’s stockholders starting on or about April 16, 2004. Carmike’s 2003 Annual Report on Form 10-K, which should be read in conjunction with the matters discussed in this proxy statement, is also enclosed. Your proxy is requested, however, whether or not you attend in order to assure maximum participation.

At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this proxy statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. When you sign the proxy card, you appoint Michael W. Patrick, Martin A. Durant and Anthony J. Rhead as your representatives at the meeting. Mr. Patrick, Mr. Durant and Mr. Rhead will vote your shares at the meeting as you have instructed them on the proxy card. This way your shares will be voted whether or not you attend the annual meeting. If you return a signed card but do not provide voting instructions, your shares will be voted for the eleven named nominees, and for the Carmike Cinemas, Inc. 2004 Incentive Stock Plan. If any issue comes up for vote at the meeting that is not on the proxy card, Mr. Patrick, Mr. Durant and Mr. Rhead will vote your shares, under your proxy, in their discretion.

You may cancel your proxy before balloting begins by notifying the Secretary of Carmike in writing at Carmike’s principal executive offices. In addition, any proxy signed and returned by you may be revoked at any time before it is voted by your delivering a new duly executed proxy card bearing a later date or by your appearing and your voting in person at the meeting. The expenses incidental to the preparation and mailing of this proxy material are being paid by Carmike. No solicitation is planned beyond the mailing of this proxy material to stockholders.

Preliminary voting results will be announced at the meeting. Carmike will publish the final results in Carmike’s quarterly report on Form 10-Q for the first quarter of 2004. Carmike will file that report with the Securities and Exchange Commission (the “SEC”).

The principal executive offices of Carmike are located at 1301 First Avenue, Columbus, Georgia 31901. The telephone number is (706) 576-3400.

QUORUM AND VOTING REQUIREMENTS

The close of business on April 2, 2004 has been fixed as the record date for the determination of stockholders of Carmike entitled to notice of and to vote at the Annual Meeting. On that date, Carmike had outstanding 12,088,512 shares of its Common Stock, $.03 par value (the “Common Stock”). Each share of Common Stock entitles the holder thereof to one vote per share on all matters properly coming before the meeting.

At the Annual Meeting, the holders of stock representing a majority of the voting power of all Common Stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum. Abstentions will be treated as present for purposes of determining a quorum.

If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances if you do not provide voting instructions. These circumstances include certain “routine” matters, such as the election of directors. Therefore, if you do not provide voting instructions, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

A brokerage firm cannot vote customers’ shares on non-routine matters, such as the approval of the Carmike Cinemas, Inc. 2004 Incentive Stock Plan. Therefore, if your shares are held in street name and you do not provide voting instructions, your shares will not be voted on the Carmike Cinemas, Inc. 2004 Incentive Stock Plan. If your brokerage firm has not received voting instructions on a non-routine matter, these shares will be considered “broker non-votes” to the extent that the brokerage firm submits a proxy. Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the meeting. Broker non-votes will have no effect on the outcome of the voting on the Carmike Cinemas, Inc. 2004 Incentive Stock Plan.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

Approval of the Carmike Cinemas, Inc. 2004 Incentive Stock Plan requires the affirmative vote of a majority of the votes of the holders of the Common Stock represented and entitled to vote at a meeting at which a quorum is present. Abstentions will be included in the number of votes present and entitled to vote and accordingly will be treated as “no” votes.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors has nominated the eleven individuals named below for election as directors of Carmike, each to serve until the next annual meeting of stockholders and until his or her respective successor shall be duly elected and shall qualify. All of the individuals nominated by the Board of Directors for election are presently directors of Carmike. It is the present intention of the persons named in the accompanying form of proxy to vote such proxy (unless authority to so vote is withheld) for the election of the eleven nominees named below as directors of Carmike.

The Board of Directors expects that each of the nominees will be available to stand for election and to serve as a director. In the event a vacancy among the original nominees occurs prior to the meeting, the proxies may be voted for a substitute nominee or nominees named by the Board and for the remaining nominees, or the Board may provide for a lesser number of directors.

Nominees

On May 9, 2003, the Board of Directors approved an amendment to Carmike’s Amended and Restated By-Laws which increased the number of directors to eleven. The Board of Directors approved this amendment in order to accommodate the election of a director to serve as the “audit committee financial expert” as required under SEC rules. S. David Passman III was elected to the Board of Directors effective June 1, 2003 and appointed to the Audit Committee following a search for an “audit committee financial expert” conducted by several of Carmike’s non-management directors.

Ian M. Cumming resigned from the Board of Directors effective August 12, 2003. Pursuant to the recommendation of the Chief Executive Officer in consultation with non-management directors, the Compensation, Nominating and Corporate Governance Committee recommended that the Board of Directors elect Patricia A. Wilson to fill the vacancy left by Mr. Cumming. On March 31, 2004, the Board of Directors elected Ms. Wilson to the Board of Directors and appointed her to the Audit Committee effective April 1, 2004.

The following is a brief description of the business experience of each nominee for at least the past five years. For purposes of this description, references to Carmike include Carmike’s predecessor, Martin Theatres, Inc., and ages are presented as of March 15, 2004.

Michael W. Patrick, 53, has served as President of Carmike since October 1981, director since April 1982, Chief Executive Officer since March 1989 and Chairman of the Board of Directors since January 2002. Mr. Patrick also currently serves as the Chairman of the Board of Directors’ Executive Committee. Mr. Patrick joined Carmike in 1970 and served in a number of operational and film booking and buying capacities prior to becoming President. Mr. Patrick serves as a director of the Will Rogers Institute, and he is a member of the Board of Trustees of

Columbus State University Foundation, Inc. Mr. Patrick was serving as President of Carmike’s subsidiaries Eastwynn Theatres, Inc. and Wooden Nickel Pub, Inc. and as President and Chief Executive Officer of Carmike when Carmike filed its voluntary petition for bankruptcy under the U.S. Bankruptcy Code on August 8, 2000.

Elizabeth C. Fascitelli, 45, has been a director of Carmike since December 1998. She serves as an alternate member of the Board of Directors’ Executive Committee. Ms. Fascitelli is a managing director in the Merchant Banking Division of Goldman, Sachs & Co. She joined Goldman, Sachs & Co. in 1984 and became a managing director in 1997.

Richard A. Friedman, 46, has been a director of Carmike since December 1998 and currently serves as a member of the Board of Directors’ Executive Committee. Mr. Friedman is head of the Goldman, Sachs & Co. Merchant Banking Division, which manages the GS Limited Partnerships on behalf of Goldman Sachs and The Goldman Sachs Group, Inc., and a member of Goldman Sachs’ Management Committee. He joined Goldman, Sachs & Co. in 1981, became a partner in 1990 and was made a managing director in 1996. Mr. Friedman serves on the Boards of Directors of Burger King Corporation, Nalco Company, Polo Ralph Lauren Corporation and Yankee Entertainment and Sports Network (YES).

Alan J. Hirschfield, 68, has been a director of Carmike since April 2002 and currently serves as the Chairman of the Board of Directors’ Audit Committee and Compensation, Nominating and Corporate Governance Committee. Mr. Hirschfield is a private investor and consultant. From 1992 to 2000, he was Co-Chief Executive Officer of Data Broadcasting Corporation, which merged with Financial Times/Pearsons, Inc., and, from 1990 to 1992, he was Managing Director of Wertheim Schroder & Co., Inc., investment bankers, and Co-Chief Executive Officer of Financial News Network. During 1986 to 1990, Mr. Hirschfield served as a consultant/investor in the entertainment/media industry. From 1982 to 1986, he was the Chairman and Chief Executive Officer of Twentieth Century Fox Film Corporation. Mr. Hirschfield was President and Chief Executive Officer of Columbia Pictures, Inc. from 1973 to 1978. He currently serves on the Boards of Directors of Cantel Medical Corp. (for which he is Vice-Chairman), Interactive Data Corporation (formerly Data Broadcasting Corporation), J Net Enterprises, Inc., Leucadia National Corporation and Peregrine Systems, Inc.

John W. Jordan II, 56, has been a director of Carmike since April 1982. Mr. Jordan currently serves as an alternate member of the Board of Directors’ Executive Committee and served as a member of the Board of Directors’ Audit Committee until April 1, 2004. He is a co-founder and managing partner of The Jordan Company, which was founded in 1982. Mr. Jordan is a managing partner of Jordan/Zalaznick Capital Company and Chairman of the Board and Chief Executive Officer of Jordan Industries, Inc. From 1973 until 1982, he was a vice president of Carl Marks & Company, a New York investment banking company. Mr. Jordan is a director of Sensus Metering Systems, Inc., Apparel Ventures, Inc. and Kinetek, Inc., as well as most of the companies in which The Jordan Company holds investments.

S. David Passman III, 51, has been a director of Carmike since June 2003 and currently serves as a member of the Board of Directors’ Audit Committee. Mr. Passman served as the President of the Harland Printed Products and Harland Checks divisions of John H. Harland Company from 1999 to 2002 and as Chief Financial Officer from 1996 to 1999. From 1981 to 1996, Mr. Passman was a partner in the tax division of Deloitte & Touche LLP. Mr. Passman served as the Managing Partner of the Atlanta, Georgia office of Deloitte & Touche LLP from 1993 to 1996. Mr. Passman is a Certified Public Accountant.

Carl L. Patrick, Jr., 57, has served as a director of Carmike since April 1982. He was the Director of Taxes for the Atlanta, Georgia office of Arthur Young & Co. from October 1984 to September 1986, and is currently self-employed. Previously, he was a Certified Public Accountant with Arthur Andersen & Co. from 1976 to October 1984. Carl L. Patrick, Jr. served two terms as Chairman of the Board of Summit Bank Corporation and currently serves as a director of that company. He is Co-Chairman of PGL Entertainment Corp. Carl L. Patrick, Jr. and Michael W. Patrick are brothers.

Kenneth A. Pontarelli, 33, has been a director of Carmike since April 2002. He is a vice president in the Merchant Banking Division of Goldman, Sachs & Co. He joined Goldman, Sachs & Co. in 1992 and became a vice president in 2000.

Roland C. Smith, 49, has been a director of Carmike since April 2002 and currently serves as a member of the Board of Directors’ Compensation, Nominating and Corporate Governance Committee. He is Chief Executive Officer of American Golf Corporation LLC Holding and National Golf Properties LLC, and is a member of the Boards of Representatives of both companies. He was President and Chief Executive Officer of AMF Bowling Worldwide, Inc. from April 1999 until January 2003. He was elected Chairman of the Board of Directors of AMF Bowling Worldwide, Inc. on March 20, 2002. Prior to joining AMF Bowling, he was President and Chief Executive Officer of the Triarc Restaurant Group, a restaurant franchiser which conducts its business through Arby’s, Inc., from February 1997 to April 1999. Mr. Smith was President and Chief Executive Officer of AMF Bowling Worldwide, Inc. and its indirect parent AMF Bowling, Inc. when the companies filed voluntary petitions for relief under the bankruptcy code on July 2, 2001 and July 30, 2001, respectively. AMF Bowling Worldwide, Inc. emerged from bankruptcy on March 8, 2002.

Patricia A. Wilson, 53, has served as a director of Carmike since April 1, 2004 and currently serves as a member of the Board of Directors’ Audit Committee. Ms. Wilson served as the General Counsel to NDCHealth Corporation from October 2000 to October 2002. Prior to joining NDCHealth Corporation, she was a partner with the law firm of Troutman Sanders LLP from 1988 to September 2000 practicing in the fields of corporate finance and securities law.

David W. Zalaznick, 49, has served as a director since April 1982 and currently serves as a member of the Board of Directors’ Executive Committee and Compensation, Nominating and Corporate Governance Committee. He is a co-founder and general partner of The Jordan Company, a managing partner of Jordan/Zalaznick Capital Company and a director of Jordan Industries, Inc. From 1978 to 1980, he worked as an investment banker with Merrill Lynch White Weld Capital Markets Group and, from 1980 until the formation of The Jordan Company in 1982, Mr. Zalaznick was a vice president of Carl Marks & Company. Mr. Zalaznick is a director of Sensus Metering Systems, Inc., Apparel Ventures, Inc., Marisa Christina, Inc. and Kinetek, Inc.

     The Board of Directors recommends a vote FOR the nominees set forth above.

Stockholders’ Agreement

Carmike previously entered into a stockholders’ agreement, dated as of January 31, 2002, with the following: Michael W. Patrick; GS Capital Partners III, L.P.; GS Capital Partners III Offshore, L.P.; Goldman, Sachs & Co. Verwaltungs GmbH; Bridge Street Fund 1998, L.P.; Stone Street Fund 1998, L.P.; The Jordan Trust; TJT(B); TJT(B) (Bermuda) Investment Company Ltd.; David W. Zalaznick and Barbara Zalaznick, as joint tenants; Leucadia Investors, Inc. and Leucadia National Corporation (collectively, the “Signing Stockholders”). The term of the stockholders’ agreement expired on February 29, 2004.

Pursuant to the stockholders’ agreement, the Signing Stockholders agreed to vote their shares of Common Stock, during the term of the agreement, in a manner necessary to elect and maintain in office certain individuals to the Board of Directors. In 2003, Messrs. Friedman, Hirschfield, Jordan, Carl Patrick, Michael Patrick, Pontarelli, Smith and Zalaznick and Ms. Fascitelli were elected to the Board of Directors pursuant to the stockholders’ agreement to serve one-year terms.

PROPOSAL TWO:

APPROVAL OF 2004 INCENTIVE STOCK PLAN

Carmike is providing the following description of the Carmike Cinemas, Inc. 2004 Incentive Stock Plan (the “2004 Incentive Stock Plan”) to you in connection with the solicitation of proxies for approval of the plan. The following discussion summarizes the material terms of the 2004 Stock Incentive Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2004 Incentive Stock Plan, a copy of which is attached hereto as Appendix A. Upon stockholder approval, the 2004 Incentive Stock Plan will supercede the Carmike Cinemas, Inc. Non-Employee Directors Long-Term Stock Incentive Plan (the “Directors Incentive Plan”) and the Carmike Cinemas, Inc. Employee and Consultant Long-Term Stock Incentive Plan (the “Employee Incentive Plan”).

Purpose

The primary purpose of the 2004 Incentive Stock Plan is (1) to attract and retain eligible employees and outside directors of Carmike, (2) to provide an incentive to eligible employees and outside directors to work to increase the value of Carmike’s Common Stock, and (3) to provide eligible employees and outside directors with a stake in the future of Carmike which corresponds to the stake of each of Carmike’s stockholders.

Administration

The 2004 Incentive Stock Plan will be administered by the Compensation, Nominating and Corporate Governance Committee of Carmike’s Board of Directors, which, according to the plan, shall have at least two members, each of whom shall be a non-employee director within the meaning of Rule 16b-3 and an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Each grant under the 2004 Incentive Stock Plan is evidenced by a certificate that incorporates such terms and conditions as the Compensation, Nominating and Corporate Governance Committee deems necessary or appropriate.

Coverage, Eligibility and Grant Limits

The 2004 Incentive Stock Plan provides for the grant of options to purchase Common Stock (“options”), grants of shares of Common Stock (“stock grants”), stock units, and stock appreciation rights (“SARs”) to certain eligible employees and to outside directors. An eligible employee is any employee of Carmike or any subsidiary, parent or affiliate of Carmike who has been designated by the Compensation, Nominating and Corporate Governance Committee to receive a grant under the 2004 Incentive Stock Plan. An outside director is any member of the Board of Directors who is not an employee of Carmike or a parent, subsidiary or affiliate of Carmike. All of Carmike’s existing directors, other than Michael W. Patrick, would qualify as outside directors for purposes of the 2004 Incentive Stock Plan. No eligible employee or outside director in any calendar year may be granted an option to purchase more than 250,000 shares of Common Stock or an SAR based on the appreciation with respect to more than 250,000 shares of

Common Stock or may be granted stock grants or stock units where the number of shares of Common Stock subject to such grant exceeds 50,000 shares. No more than 200,000 shares of Common Stock are available for stock grants under the 2004 Incentive Stock Plan, and no more than 830,000 shares of Common Stock are available for grant of incentive stock options (“ISOs”).

Shares Available for Issuance

There are 1,055,000 shares of Common Stock available for issuance under the 2004 Incentive Stock Plan, which include 830,000 newly authorized shares and 225,000 unissued shares that were previously authorized for issuance under the Employee Incentive Plan and the Directors Incentive Plan. In addition, shares that were subject to grants under these two plans, which are forfeited on or after the effective date of the 2004 Incentive Stock Plan shall become available for issuance under the 2004 Incentive Stock Plan. The number of such shares will depend upon which, if any, grants under such plans are forfeited and therefore is not known at this time. Any shares of Common Stock which remain unissued after the cancellation, expiration or exchange of an option, SAR or stock grant or which are forfeited after issuance shall again be available for grants under the 2004 Incentive Stock Plan, as shall any shares of Common Stock used to satisfy a withholding obligation. Based on the closing market price of the Common Stock as of March 31, 2004, the aggregate market value of the 1,055,000 shares of Common Stock available for issuance under the 2004 Incentive Stock Plan was approximately $39 million.

Options

Under the 2004 Incentive Stock Plan, non-incentive stock options (“Non-ISOs”) may be granted to eligible employees or outside directors by the Compensation, Nominating and Corporate Governance Committee, but ISOs, which are intended to qualify for special tax treatment under Section 422 of the Code, can only be granted to eligible employees of Carmike or a subsidiary or parent of Carmike. Each option granted under the 2004 Incentive Stock Plan entitles the optionee to purchase the number of shares of Common Stock specified in the grant at the option price specified in the related stock option certificate. The terms and conditions of each option granted under the 2004 Incentive Stock Plan will be determined by the Compensation, Nominating and Corporate Governance Committee, but no option will be granted at an exercise price which is less than the fair market value of the Common Stock as determined on the grant date in accordance with the 2004 Incentive Stock Plan. In addition, if the option is an ISO that is granted to a ten percent stockholder of Carmike, the option price may be no less than 110% of the fair market value of the shares of Common Stock on the grant date. Moreover, no eligible employee may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.

Each option granted under the 2004 Incentive Stock Plan shall be exercisable as provided in the related option certificate. However, if the only condition to the exercise of an option is the completion of a period of service, such period of service shall not be less than one year, starting on the date the option is granted, unless the Compensation, Nominating and Corporate

Governance Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest. No option may be exercisable more than ten years from the grant date or, if the option is an ISO granted to a ten percent stockholder of Carmike, it may not be exercisable more than five years from the grant date.

Stock Appreciation Rights

SARs may be granted by the Compensation, Nominating and Corporate Governance Committee to eligible employees and outside directors under the 2004 Incentive Stock Plan, either as part of an option or as stand alone SARs. The terms and conditions for an SAR granted as part of an option will be set forth in the option certificate for the related option while the terms and conditions for a stand alone SAR will be set forth in a SAR certificate. SARs entitle the holder to receive the appreciation of the fair market value of one share of Common Stock as of the date such right is exercised over the baseline price specified in the option or SAR certificate (the “SAR Value”), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for an SAR must equal or exceed the fair market value of a share of Common Stock as determined on the grant date in accordance with the 2004 Incentive Stock Plan. If an SAR is granted together with an option, then the exercise of the SAR shall cancel the right to exercise the related option, and the exercise of a related option shall cancel the right to exercise the SAR. An SAR granted as a part of an option shall be exercisable only while the related option is exercisable. A stand alone SAR shall be exercisable as provided in the related SAR certificate. The Compensation, Nominating and Corporate Governance Committee in its discretion may require completion of a period of service as an eligible employee or outside director before an SAR may be exercised, but if the only condition to the exercise of an SAR is the completion of a period of service, such period of service shall not be less than one year, starting on the date the SAR is granted, unless the Compensation, Nominating and Corporate Governance Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest. At the discretion of the Compensation, Nominating and Corporate Governance Committee any payment due upon the exercise of an SAR can be made in cash or in the form of Common Stock.

Stock Grants

Stock grants are grants which are designed to result in the issuance of Common Stock to the eligible employee or outside director to whom the grants are made, and stock grants may be granted by the Compensation, Nominating and Corporate Governance Committee subject to such terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The Compensation, Nominating and Corporate Governance Committee, in its discretion, may prescribe that an eligible employee’s or outside director’s rights in a stock grant will be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with Carmike for a specified period or that Carmike or the eligible employee achieve stated performance or other objectives. If the only condition to the forfeiture of a stock grant is the completion of a period of service, such period of service shall not be less than three years, starting on the date the stock grant is made, unless the Compensation,

Nominating and Corporate Governance Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest. Each stock grant shall be evidenced by a certificate which will specify what rights, if any, an eligible employee or outside director has with respect to such stock grant as well as any conditions applicable to the stock grant.

Except as otherwise set forth in the related stock grant certificate, if a cash dividend is paid on stock subject to a stock grant while such stock grant remains subject to forfeiture conditions or restrictions on transfer, then the cash dividend will be paid in cash directly to the eligible employee or outside director. Except as otherwise set forth in the related stock grant certificate, if a stock dividend is paid on Common Stock subject to a stock grant while such Common Stock remains subject to forfeiture conditions or restrictions on transfer, then the stock dividend will be held by Carmike subject to the same conditions or restrictions as the related stock grant. Except as otherwise set forth in the related stock grant certificate, an eligible employee or outside director shall have the right to vote Common Stock issued under a stock grant while such Common Stock remains subject to forfeiture conditions or restrictions on transfer.

Stock Units

Stock units are grants which are designed to result in cash payments to the eligible employees and outside directors to whom grants are made based on the fair market value of the Common Stock underlying the grant, and stock units may be granted by the Compensation, Nominating and Corporate Governance Committee subject to such terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The terms and conditions for a stock unit grant will be set forth in the certificate evidencing the grant and may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with Carmike for a specified period or that Carmike or the eligible employee achieve stated performance or other objectives. If the only condition to the forfeiture of a stock unit is the completion of a period of service, such period of service shall not be less than three years, starting on the date the stock unit is granted, unless the Compensation, Nominating and Corporate Governance Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest.

Transferability

No option, SAR, stock grant or stock unit grant made to an eligible employee or outside director is transferable by such eligible employee or outside director other than by will or by the laws of descent and distribution. Absent consent of the Compensation, Nominating and Corporate Governance Committee, an option or SAR shall be exercisable during an eligible employee’s or outside director’s lifetime only by such eligible employee or outside director.

Change in Control

If there is a change in control of Carmike, then, generally, all conditions to the exercise of all outstanding options and SARs and all issuance or forfeiture conditions on all outstanding stock grants and stock unit grants will be deemed satisfied. The Board of Directors shall have the right, to the extent required as a part of the change in control transaction, to cancel all outstanding options, SARs and stock grants after giving eligible employees and outside directors a reasonable period of time to exercise their outstanding options and SARs or to take such other action as is necessary to receive Common Stock subject to stock grants.

A change in control means, generally, (1) the acquisition by any person (except for a signatory to the stockholders’ agreement described below) of 30% or more of the outstanding shares of Common Stock, (2) the current members of Carmike’s Board of Directors, or their approved successors, ceasing to be a majority of the Board of Directors during any period of two years or less, (3) a reorganization, merger, consolidation or sale or disposition of substantially all of the assets of Carmike, unless Carmike stockholders control the resulting company, or (4) the approval by stockholders of a complete liquidation or dissolution of Carmike, (5) any other event the Compensation, Nominating and Corporate Governance Committee determines is a change in control. If the acquisition of 30% or more of the outstanding shares of Common Stock is by a person who was a signatory to the stockholders’ agreement, dated as of January 31, 2002, by and among certain stockholders of Carmike and results from a transaction with one, or more than one, other person who was also a signatory to such stockholders’ agreement before such stockholders’ agreement expired, such acquisition shall not constitute a change in control.

Amending or Terminating the 2004 Incentive Stock Plan

The 2004 Incentive Stock Plan may be amended by the Board of Directors to the extent it deems necessary or appropriate, but no amendment may be made on or after the effective date of a change in control to the section of the 2004 Incentive Stock Plan governing a change in control which might adversely affect any rights that would otherwise vest on a change in control. The 2004 Incentive Stock Plan may also be terminated by the Board of Directors at any time. The Board of Directors may not unilaterally modify, amend or cancel any option, SAR, stock grant or stock unit previously granted without the consent of the holder of such option, SAR, stock grant or stock unit or unless there is a dissolution or liquidation of Carmike or a similar transaction. No amendment shall be made absent the approval of the stockholders of Carmike to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are listed.

Adjustment of Shares

Capital Structure

The number, kind or class of shares of Common Stock reserved for issuance under the 2004 Incentive Stock Plan, the annual grant caps, the number, kind or class of shares of Common Stock subject to options or SARs granted under the 2004 Incentive Stock Plan, and the option price of the options and the SAR Value of the SARs, as well as the number, kind or class of shares of Common Stock granted pursuant to stock grants under the 2004 Incentive Stock Plan and the payment due under stock unit grants under the 2004 Incentive Stock Plan, shall be adjusted by the Compensation, Nominating and Corporate Governance Committee in an equitable manner to reflect any change in the capitalization of Carmike.

Mergers

The Compensation, Nominating and Corporate Governance Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of Common Stock reserved for issuance under the 2004 Incentive Stock Plan, the number, kind or class of shares of Common Stock underlying any stock grants previously made under the 2004 Incentive Stock Plan and any related grant and forfeiture conditions, and the number, kind or class of shares of Common Stock subject to option and SAR grants previously made under the 2004 Incentive Stock Plan and the related option price of the options and SAR Value of the SARs and cash payment under stock unit grants previously made under the 2004 Incentive Stock Plan, and, further, shall have the right to make (in any manner which the committee in its discretion deems consistent with Code Section 424(a)) stock grant, stock unit, option and SAR grants to effect the assumption of, or the substitution for, stock grants, option and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to grants made pursuant to the 2004 Incentive Stock Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs

In general, an eligible employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the eligible employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment in computing the eligible employee’s alternative minimum taxable income. If the eligible employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a subsequent disposition of the Common Stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price. Carmike will not be entitled to any income tax deduction as a result of such disposition. Carmike normally will not be entitled to take an income tax deduction upon either the grant or the exercise of an ISO.

If the eligible employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and Carmike will be entitled to an income tax deduction (provided Carmike satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the eligible employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs

An eligible employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and Carmike will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the eligible employee or outside director generally will recognize ordinary income and Carmike will be entitled to take an income tax deduction (provided Carmike satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. However, if an eligible employee or outside director is subject to Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and cannot sell the Common Stock purchased after the exercise of the Non-ISO without being subject to liability under such section, the stock will be treated as subject to a substantial risk of forfeiture for six months or until the stock can be sold without any such liability, whichever comes first, and the eligible employee or outside director will be taxable on such spread at that time. Upon a subsequent sale of the Common Stock by the eligible employee or outside director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs

An eligible employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the 2004 Incentive Stock Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the eligible employee will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the eligible employee receives as a result of such exercise. Carmike generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee in the same taxable year in which the eligible employee recognizes such income, if Carmike satisfies applicable federal income tax reporting requirements.

Stock Grants

An eligible employee or outside director is not subject to any federal income tax upon the grant of a stock grant, nor does the grant of a stock grant result in an income tax deduction for

Carmike, unless the restrictions on the stock do not present a “substantial risk of forfeiture” or the stock is “transferable”, each within the meaning of Section 83 of the Code. Common Stock which is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code is transferable within the meaning of Section 83 if the transferee would not be subject to such risk of forfeiture after such transfer. In the year that the stock grant is either no longer subject to a substantial risk of forfeiture or is transferable, the eligible employee or outside director will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock transferred to the eligible employee or outside director, generally determined on the date the stock grant is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first, over the amount, if any, paid for such shares. If an eligible employee or outside director is subject to Section 16(b) of the 1934 Act and cannot sell the Common Stock without being subject to liability under such section after the Common Stock is no longer subject to a substantial risk of forfeiture or is transferable, the Common Stock will be treated as subject to a substantial risk of forfeiture and non-transferable for six months or until the stock can be sold without any such liability, whichever comes first. If the stock grant is forfeited, the eligible employee or outside director will recognize no gain.

Stock Units

An eligible employee or outside director is not subject to any federal income tax upon the grant of a stock unit, nor does the grant of a stock unit result in an income tax deduction for Carmike. In the year that the stock unit is either redeemed for cash or transferable, the eligible employee or outside director will recognize ordinary income in an amount equal to the amount of the payment made under the stock unit or received in the transfer. If the stock unit is forfeited, the eligible employee or outside director will recognize no gain.

Information Regarding New Plan Benefits

The awards that will be granted to eligible employees and outside directors under the 2004 Incentive Stock Plan will be at the discretion of the Compensation, Nominating and Corporate Governance Committee and, therefore, are not determinable at this time. Information regarding awards granted to employees and directors under the Directors Incentive Plan and Employee Incentive Plan during the year ended December 31, 2003 may be found under the captions “Executive Compensation and Other Information” and “Compensation of Directors” below.

The Board of Directors recommends a vote FOR approval of
the 2004 Incentive Stock Plan.

CORPORATE GOVERNANCE

Key Corporate Governance Initiatives in 2003 and 2004

In 2003 and 2004, the Board of Directors took the following actions to continue to fulfill its commitment to the highest standards of corporate governance:

•	considered the independence of its directors and confirmed that a majority of its directors were independent and that the members of each of the Audit and Compensation, Nominating and Corporate Governance Committees were independent;

•	adopted a Code of Ethics for Senior Executive and Financial Officers;

•	revised the charter of the Audit Committee;

•	renamed the Compensation Committee as the Compensation, Nominating and Corporate Governance Committee and revised its charter to include appropriate nominating and corporate governance functions;

•	adopted Audit Committee Whistleblower Procedures; and

•	adopted Qualified Legal Compliance Committee Procedures.

The Code of Ethics for Senior Executive and Financial Officers and the committee charters are available on our company website at www.carmike.com. In addition, as required by Securities and Exchange Commission proxy rules, the revised charter of the Audit Committee also is attached to this proxy statement as Appendix B.

Board Meetings

The business of Carmike is managed by or under the direction of the Board of Directors. The Board of Directors met five times during the year ended December 31, 2003. Each of the incumbent directors attended at least 75% of the aggregate of: (1) the total meetings of the Board of Directors held during the period that he or she served during 2003 and (2) the total meetings held by all committees of the Board on which he or she served during 2003. The Board of Directors has adopted a policy whereby directors are expected to attend Carmike’s Annual Meeting of Stockholders. At the 2003 Annual Meeting of Stockholders, all members of the Board of Directors were present.

Committees of the Board of Directors

Executive Committee

The Executive Committee consists of Messrs. Michael W. Patrick, Richard A. Friedman and David W. Zalaznick. As permitted by Carmike’s Amended and Restated Bylaws, John W. Jordan II and Elizabeth C. Fascitelli were appointed as alternate members of the Executive Committee who may serve in the absence or unavailability of David W. Zalaznick and Richard A. Friedman, respectively. Mr. Patrick is the Chairman of the Committee. The Executive Committee met two times during the year ended December 31, 2003.

The Executive Committee has been delegated the authority to act between meetings of the Board to approve any actions that the Board of Directors could approve, except to the extent restricted by law, the Certificate of Incorporation or the Bylaws.

Compensation, Nominating and Corporate Governance Committee

In March 2004, the Board of Directors changed the name of the Compensation Committee to the Compensation, Nominating and Corporate Governance Committee. The Compensation, Nominating and Corporate Governance Committee consists of Alan J. Hirschfield, Roland C. Smith and David W. Zalaznick. Mr. Hirschfield is the Chairman of the Committee. The Board of Directors has determined that all members of the Compensation, Nominating and Corporate Governance Committee are independent as defined under the rules and regulations of the SEC, applicable listing standards of The Nasdaq Stock Market, Inc. (the “Nasdaq listing standards”) and the Internal Revenue Code. The Compensation Committee met four times during the year ended December 31, 2003.

The Compensation, Nominating and Corporate Governance Committee is responsible for, among other things:

•	approving all salary arrangements and other remuneration for the Chief Executive Officer and other senior officers of Carmike;

•	administering the Carmike Cinemas, Inc. 2002 Stock Plan and the Carmike Cinemas, Inc. Employee and Consultant Long-Term Stock Incentive Plan;

•	reviewing annual incentive opportunity levels and goals;

•	reviewing and approving employment agreements, severance agreements and change in control agreements for the Chief Executive Officer and other senior officers of Carmike;

•	assisting the Board of Directors in developing and evaluating candidates for executive positions, including the Chief Executive Officer, and overseeing the development of executive succession plans;

•	selecting potential candidates to be nominated for election to the Board of Directors;

•	recommending potential candidates for election to the Board of Directors;

•	making recommendations to the Board of Directors concerning the structure and membership of other Board committees;

•	evaluating and recommending to the Board of Directors the resignation of individual directors for appropriate reasons, as determined by the Compensation, Nominating and Corporate Governance Committee in its discretion;

•	reviewing any questions regarding the independence of directors; and

•	advising and making recommendations to the Board of Directors on matters concerning corporate governance and directorship practices.

Audit Committee

The Audit Committee consists of Alan J. Hirschfield, Patricia A. Wilson and S. David Passman III. John W. Jordan II was a member of the Audit Committee during the year ended December 31, 2003. Ms. Wilson replaced Mr. Jordan on the Audit Committee effective April 1, 2004. Mr. Hirschfield is the Chairman of the Committee. The Board of Directors has determined that each member of the Audit Committee is independent under applicable law and the rules and requirements of the SEC and the Nasdaq listing standards. In addition, the Board of Directors has determined that each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards and Mr. Passman, designated by the Board of Directors as the “audit committee financial expert” under SEC rules, meets the Nasdaq professional experience requirements.

The Audit Committee is responsible for, among other things:

•	directly appointing, retaining, overseeing, compensating and terminating the independent auditors;

•	discussing with the independent auditors their independence;

•	reviewing with the independent auditors the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by the independent auditors;

•	reviewing and approving all related party transactions;

•	overseeing the financial reporting process and discussing with management and the independent auditors the interim and annual financial statements that Carmike files with the SEC; and

•	reviewing and monitoring Carmike’s accounting principles, policies and financial and accounting controls.

The Audit Committee met eight times during the year ended December 31, 2003.

Director Independence

In September 2003, the Board of Directors reviewed and analyzed the independence of each director under the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations, the Nasdaq listing standards and the Internal Revenue Code.

The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its committees. During this review, the Board of Directors examined transactions and relationships between directors or their affiliates and Carmike or senior management, including those disclosed under the caption “Certain Relationships and Related Party Transactions.”

As a result of this review, the Board of Directors affirmatively determined that all directors are independent for purposes of serving on the Board of Directors, except for Messrs. Michael W. Patrick and Carl L. Patrick, Jr. The Board of Directors has further determined that all members of the Audit Committee and Compensation, Nominating and Corporate Governance Committee are independent. There are no independence requirements for the Executive Committee. Michael W. Patrick is not considered independent because he is employed by Carmike. Carl L. Patrick, Jr. is not considered independent because he is the brother of Michael W. Patrick.

Selection of Director Nominees

General Criteria and Process. In identifying and evaluating director candidates, the Compensation, Nominating and Corporate Governance Committee does not set specific criteria for directors. Under its charter, which is available on Carmike’s website at www.carmike.com, the Compensation, Nominating and Corporate Governance Committee is responsible for determining desired board skills and attributes and must consider personal and professional integrity, ability, judgment and other factors deemed appropriate. The Compensation, Nominating and Corporate Governance Committee generally believes that candidates should show evidence of leadership in their particular field, have broad experience and the ability to exercise sound business judgment, possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. Directors also must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board of Directors for an extended period of time. The Compensation, Nominating and Corporate Governance Committee may retain a third-party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.

The Compensation, Nominating and Corporate Governance Committee’s process for selecting nominees begins with an evaluation of the performance of incumbent directors and a determination of whether the Board of Directors or its committees have specific unfulfilled needs. The Compensation, Nominating and Corporate Governance Committee then considers candidates identified by the committee, other directors, Carmike’s executive officers and stockholders, and, if applicable, a third party search firm. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the Board of Directors and its committees. The Compensation, Nominating and Corporate Governance Committee then selects nominees to recommend to the Board of Directors, which considers and makes the final selection of director nominees and directors to serve on its committees. The Compensation, Nominating and Corporate Governance Committee may use whatever process it deems appropriate under the circumstances when evaluating nominees recommended by stockholders.

Stockholder Nominations. The Compensation, Nominating and Corporate Governance Committee has not adopted a specific policy regarding the consideration of stockholder director nominees, but its general policy is to consider nominees recommended by the stockholders. In addition, stockholders may nominate directors for election without consideration by the Compensation, Nominating and Corporate Governance Committee. Any stockholder of record may nominate an individual by following the procedures and deadlines set forth in the "Stockholder Proposals” section of this proxy statement.

As of December 13, 2003, the Compensation, Nominating and Corporate Governance Committee had not received a recommended nominee, in connection with the 2004 Annual Meeting of Stockholders, from any stockholder or group of stockholders that beneficially owned more than 5% of Carmike’s Common Stock for at least one year as of the date of the recommendation.

AUDIT COMMITTEE REPORT

During 2003, Messrs. Hirschfield, Jordan and Passman served as members of the Audit Committee. Ms. Wilson replaced Mr. Jordan on the Audit Committee effective April 1, 2004. Each of Messrs. Hirschfield, Jordan and Passman and Ms. Wilson meets the applicable independence requirements of the SEC and the Nasdaq listing standards. In addition, each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards and Mr. Passman, designated by the Board of Directors as the “audit committee financial expert” under SEC rules, meets the Nasdaq professional experience requirements as well. The Audit Committee operates under a written charter adopted by the Board of Directors on November 14, 2002, and amended on May 9, 2003, a copy of which is included as Appendix B to this proxy statement.

The primary responsibility of the Audit Committee is to oversee Carmike’s financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. Management is responsible for preparing Carmike’s financial statements and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In fulfilling its oversight responsibilities, the 2003 Audit Committee has reviewed and discussed with management Carmike’s audited financial statements as of and for the year ended December 31, 2003. The 2003 Audit Committee also has discussed with PricewaterhouseCoopers LLP, Carmike’s independent auditors for fiscal 2003, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

PricewaterhouseCoopers LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and issued by the Independence Standards Board, and the Audit Committee has discussed with PricewaterhouseCoopers LLP their independence.

Based on those reviews and discussions, the 2003 Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in Carmike’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

The foregoing has been furnished by the Audit Committee of Carmike’s Board of Directors.

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

By the Audit Committee:	Alan J. Hirschfield, Chairman John W. Jordan II S. David Passman III

March 31, 2004

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

Ernst & Young LLP served as Carmike’s independent auditor for the fiscal years ended December 31, 2001 and 2002. PricewaterhouseCoopers LLP served as Carmike’s independent auditor for the fiscal year ended December 31, 2003. Ernst & Young LLP billed Carmike aggregate fees and expenses of approximately $217,046 in fiscal 2002 for Carmike’s 2001 annual audit and reviews of quarterly reports on Form 10-Q in 2002. Ernst & Young LLP billed Carmike aggregate fees and expenses of approximately $275,788 in fiscal 2003 for Carmike’s 2002 annual audit and the review of a registration statement. PricewaterhouseCoopers LLP billed Carmike aggregate fees and expenses of approximately $256,200 in fiscal 2003 for reviews of quarterly reports on Form 10-Q in 2003 and the review of a registration statement.

Audit-Related Fees

The independent auditors did not provide any audit-related services during 2003 or 2002.

Tax Fees

Ernst & Young LLP billed Carmike $148,292 and $284,080 in fiscal 2003 and 2002 for tax services. These fees were principally related to tax compliance and tax advice on Section 382 of the Internal Revenue Code.

All Other Fees

The independent auditors did not provide any other services during 2003 or 2002.

Audit Committee Policy for Pre-Approval of Independent Auditor Services

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. In March 2004, the Audit Committee established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. Pursuant to its charter, the Audit Committee has delegated to its Chairman the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

Requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided and the estimated total cost and are submitted to Carmike’s

Chief Financial Officer or Controller. The Chief Financial Officer or Controller then determines whether the services requested fall within the detailed guidance of the Audit Committee in the policy as to the services eligible for general pre-approval. The Audit Committee will be informed on a regular basis regarding the services rendered by the independent auditor in accordance with general pre-approval.

None of the services related to the Audit-Related Fees or Tax Fees described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
AND MANAGEMENT

Security Ownership of Certain Beneficial Holders

The following table sets forth certain information as to the Common Stock of Carmike beneficially owned as of March 1, 2004 by each person, other than persons whose ownership is reflected under the caption “Security Ownership of Management,” who is known by Carmike to own, directly or indirectly, more than 5% of the outstanding shares of Carmike’s Common Stock, and reflects information presented either in each such person’s filings with the SEC or otherwise provided to Carmike. The Goldman Sachs Group, Inc. is affiliated with certain of our directors, whose beneficial ownership is also listed in “Security Ownership of Management” below.

		Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class (1)
The Goldman Sachs Group, Inc. (2) 85 Broad Street New York, New York 10004	2,693,212	22.3%
Leucadia National Corporation (3) 315 Park Avenue South New York, New York 10010	725,742	6.0%

(1)	Percent of class is with respect to outstanding shares of Common Stock as of March 1, 2004 (12,088,512 shares of Common Stock outstanding on that date). Does not include shares issued to executives for meeting performance goals in whole or in part for the 2003 performance period as described below under the caption “Long-Term Incentive Plan Table.”

(2)	According to the Form 4 filed with the SEC on February 13, 2004 by The Goldman Sachs Group, Inc. (“GS Group”) and certain affiliates, Goldman, Sachs & Co. (“Goldman Sachs”) and GS Group may be deemed to own beneficially and indirectly in the aggregate 2,692,912 shares of Common Stock through certain investment partnerships of which affiliates of Goldman Sachs and GS Group are the general partner, managing partner or managing general partner (the “GS Limited Partnerships”). Goldman Sachs is the investment manager of certain of the GS Limited Partnerships. The GS Limited Partnerships and their respective beneficial ownership of shares of Carmike Common Stock are: (a) GS Capital Partners III, L.P.—1,834,581, (b) GS Capital Partners III Offshore, L.P.—504,348, (c) Goldman, Sachs & Co Verwaltungs GmbH as nominee for GS Capital Partners III Germany Civil Law Partnership—84,693, (d) Stone Street Fund 1998, L.P.—206,860 and (e) Bridge Street Fund 1998, L.P.—62,430. Goldman Sachs and GS Group each disclaim beneficial ownership of the securities owned by the GS Limited Partnerships except to the extent of their pecuniary interest therein. Spear, Leeds & Kellogg, L.P., an indirect wholly-

owned subsidiary of GS Group, owns 200 shares of Common Stock. Goldman Sachs owns directly and GS Group may be deemed to beneficially own indirectly 100 shares of Common Stock. Does not include shares of Common Stock which may be deemed to be beneficially owned by Goldman Sachs as a result of ordinary course trading activities from time to time or shares of Common Stock held in client accounts with respect to which Goldman Sachs or its employees have voting or investment discretion or both. Goldman Sachs disclaims beneficial ownership of the Common Stock held in client accounts.

(3)	According to the Schedule 13D filed by Leucadia National Corporation and certain affiliates on February 2, 2004, Leucadia Investors, Inc. is the direct owner of 114,903 shares of Common Stock. Leucadia Investors, Inc. is an indirect wholly-owned subsidiary of Leucadia National Corporation; both entities are New York corporations. Leucadia National Corporation may be deemed to be the beneficial owner of the Common Stock shares by virtue of its shared powers to direct the voting and disposition by Leucadia Investors, Inc. of such shares. In addition, Leucadia National Corporation is the direct owner of 610,839 shares of Common Stock. Ian M. Cumming, a former director of Carmike, is the Chairman of the Board of Directors of Leucadia National Corporation. John W. Jordan II, David W. Zalaznick and Leucadia Investors, Inc. are each a general partner in The Jordan Company, a New York general partnership organized in 1982, which was one of the three original investors in the leveraged buyout of Carmike in April 1982.

Security Ownership of Management

The following table sets forth certain information known to us regarding the beneficial ownership of Common Stock as of March 1, 2004 by Carmike’s:

•	Current Directors;

•	Chief Executive Officer and each of its four other most highly compensated executive officers (these five individuals collectively, the “named executive officers”); and

•	all Directors and Executive Officers as a group.

The address for the following individuals is: c/o Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901.

	Beneficial	Percent
Name of Beneficial Owner	Ownership	Of Class (1)
Michael W. Patrick (2)	974	*
Martin A. Durant (3)	17,500	*
Anthony J. Rhead (3)	16,000	*
H. Madison Shirley	—	—
Fred W. Van Noy (3)	26,519	*
Elizabeth C. Fascitelli (4)	2,693,212
Richard A. Friedman (4)	2,693,212
Kenneth A. Pontarelli (4)	2,693,212	22.3%
Alan J. Hirschfield (5)(6)	35,000	*
John W. Jordan II (7)	889,657	7.4%
S. David Passman III (8)	5,000	*
Carl L. Patrick, Jr. (9)	93,619	*
Roland C. Smith (6)	5,000	*
Patricia A. Wilson (10)	—	—
David W. Zalaznick (11)	673,968	5.6%

All directors and executive officers as a group (17 persons)	4,456,449	36.9%

*	Indicates less than 1%.

—	Indicates no ownership.

(1)	Percent of class is with respect to outstanding shares of Common Stock as of March 1, 2004 (12,088,512) shares of Common Stock outstanding on that date). Does not include shares issued to executives for meeting performance goals in whole or in part for the 2003 performance period as described below under the caption “Long-Term Incentive Plan Table.”

(2)	Includes 974 shares of Common Stock held by Michael W. Patrick, Carmike’s President, Chief Executive Officer and Chairman of the Board of Directors, in an Individual Retirement Account. Excludes 7,696 shares of Common Stock held by Mr. Patrick’s son. Also excludes 11,613 shares of Common Stock held in trust for Michael W. Patrick by C. L. Patrick, as trustee, the remainder interest of which Michael W. Patrick has purchased, and the 780,000 shares of Common Stock issuable to Michael W. Patrick under the 2002 Stock Plan pursuant to his employment agreement.

(3)	Does not include shares issued to the executive for meeting performance goals in whole or in part for the 2003 performance period as described below under the caption “Long-Term Incentive Plan Table.”

(4)	Richard A. Friedman is a director of Carmike and is head of the Goldman, Sachs & Co., Merchant Banking Division, which manages the GS Limited Partnerships on behalf of Goldman Sachs and GS Group. Elizabeth C. Fascitelli is a director of Carmike and is a managing director of Goldman Sachs and Kenneth A. Pontarelli is a director of Carmike and a vice president of Goldman Sachs. Based on Form 4s filed with the SEC includes 2,693,212 shares of Common Stock which GS Group has reported and may be deemed to own beneficially and indirectly through Goldman Sachs, the GS Limited Partnerships and Spear, Leeds & Kellogg, L.P. Ms. Fascitelli, Mr. Friedman and Mr. Pontarelli disclaim beneficial ownership of the 2,693,212 shares of Common Stock held by Goldman Sachs, the GS Limited Partnerships and Spear, Leeds & Kellogg, L.P., except to the extent of any pecuniary interest therein, if any. Does not include shares of Common Stock which may be deemed to be beneficially owned by Goldman Sachs as a result of ordinary course trading activities from time to time or shares of Common Stock held in client accounts with respect to which Goldman Sachs or its employees have voting or investment discretion or both. Goldman Sachs, Ms. Fascitelli, Mr. Friedman and Mr. Pontarelli disclaim beneficial ownership of the Common Stock held in client accounts.

(5)	Includes 30,000 shares owned by the Alan J. Hirschfield Living Trust.

(6)	Includes options to purchase 5,000 shares that vested on August 14, 2002, the date of grant.

(7)	Includes 87,366 shares of Common Stock owned by The Jordan Trust, a charitable remainder trust; 3,918 shares of Common Stock owned by TJT(B), a charitable remainder trust; and 798,373 shares of Common Stock owned by TJT(B) (Bermuda) Investment Company Ltd., a Bermuda company wholly owned by TJT(B). Mr. Jordan, a director of Carmike, is the sole trustee of The Jordan Trust and TJT(B) and retains full investment and voting powers.

(8)	Includes options to purchase 5,000 shares that vested on June 2, 2003, the date of grant.

(9)	Includes 39 shares of Common Stock owned by Carl L. Patrick, Jr.’s wife, as to which shares Carl L. Patrick, Jr., a director of Carmike, disclaims beneficial ownership. Includes 97 shares of Common Stock held as custodian for his son. Excludes 11,613 shares of Common Stock held in trust for Carl L. Patrick, Jr. by Frances E. Patrick, as trustee, the remainder interest of which Carl L. Patrick, Jr. has purchased.

(10)	Patricia A. Wilson was elected to the Board of Directors effective April 1, 2004.

(11)	Includes an aggregate of 2,340 shares held by three irrevocable trusts for the benefit of Mr. Zalaznick’s minor children (Mr. Oded Aboodi is the trustee of these trusts), 10 shares held by Mr. Zalaznick as custodian for his minor son and 15 shares held by his daughter. Mr. Zalaznick, a director of Carmike, disclaims beneficial ownership of such 2,365 shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation of Carmike’s named executive officers for the fiscal years ended December 31, 2003, 2002 and 2001.

		Annual		Long-Term
		Compensation		Compensation Awards
				Restricted		Securities		All Other
		Salary	Bonus	Stock		Underlying		Compensation
Name and Principal Position	Year	($)(1)	($)	Awards ($)		Options/SARs(#		($) (2)
Michael W. Patrick	2003	974,186	425,000	—		—		966
President, Chief Executive Officer	2002	907,784	425,000	15,498,600	(3)	—		966
and Chairman of the Board of Directors	2001	651,727	70,000	—		—		966

Martin A. Durant	2003	279,249	125,000	—		35,000		966
Senior Vice President-Finance,	2002	258,900	100,000	—		50,000	(4)	966
Treasurer and Chief Financial Officer	2001	246,691	152,500	—		—		966

Fred W. Van Noy	2003	183,441	125,000	—		35,000		630
Senior Vice President and	2002	155,950	100,000	119,570	(5)	50,000	(4)	630
Chief Operating Officer	2001	154,775	107,500	—		—		420

Anthony J. Rhead	2003	155,626	125,000	—		35,000		2,772
Senior Vice President–Film	2002	123,900	100,000	119,570	(6)	50,000	(4)	2,772
and Secretary	2001	121,080	67,500	—		—		2,772

H. Madison Shirley	2003	84,005	40,000	—		—		966
Senior Vice President-	2002	82,525	40,000	—		—		498
Concessions	2001	85,797	38,750	—		—		498

(1)	A portion of salary for each named executive officer was deferred for each of 2003, 2002 and 2001. For 2003, the named executive officers deferred the following amounts: Mr. Patrick $124,186; Mr. Durant $54,249; Mr. Van Noy $22,191; Mr. Rhead $19,376; and Mr.Shirley $7,755.

(2)	“All Other Compensation” consists of amounts paid by us for term life insurance coverage for each named executive officer.

(3)	As part of Carmike’s reorganization, all management options to purchase additional stock were cancelled. In connection with the reorganization, Carmike entered into an employment agreement with Mr. Patrick that provided for a new stock award. Pursuant to Mr. Patrick’s employment agreement, Carmike has agreed to issue and/or deliver an aggregate of 780,000 shares of Common Stock in equal installments on each of the third, fourth, and fifth anniversary dates of January 31, 2002. These shares are reserved for issuance pursuant to the 2002 Stock Plan. The dollar value of these shares as of December 31, 2003 was $27,183,000. Carmike is not obligated to pay dividends on these shares until they are delivered. However, Carmike has agreed to pay Mr. Patrick a bonus in any quarter that it pays a dividend equal to the number of shares remaining to be issued pursuant to the employment agreement multiplied by the quarterly dividend per share for such quarter.

(4)	Includes options granted to the named executive officer in 2003 in further recognition of his performance in 2002.

(5)	Includes 5,500 restricted shares granted to Mr. Van Noy in 2003 in further recognition of his performance in 2002. In addition to the shares listed above, Mr. Van Noy holds 45,000 shares of restricted stock described under the caption “Long-Term Incentive Plan Table.” In the aggregate, Mr. Van Noy held 50,500 shares with a value of $1,759,925 on December 31, 2003. The 5,500 shares listed above will vest in full on January 31, 2005. Carmike will pay dividends on these shares to the extent it declares dividends on shares of its Common Stock. The vesting schedule for the other 45,000 shares held by Mr. Van Noy is described under the caption “Long-Term Incentive Plan Table.”

(6)	Includes 5,500 restricted shares granted to Mr. Rhead in 2003 in further recognition of his performance in 2002. In addition to the shares listed above, Mr. Rhead holds 34,500 shares of restricted stock described under the caption “Long-Term Incentive Plan Table.” In the aggregate, Mr. Rhead held 40,000 shares with a value of $1,394,000 on December 31, 2003. The 5,500 shares listed above will vest in full on January 31, 2005. Carmike will pay dividends on these shares to the extent it declares dividends on shares of its Common Stock. The vesting schedule for the other 34,500 shares held by Mr. Rhead is described under the caption “Long-Term Incentive Plan Table.”

Option Grants In Last Fiscal Year

	Individual Grants					Potential Realizable Value At Assumed Annual Rates of
			Percent of Total			Stock Price Appreciation for
	Number of Securities		Options Granted to	Exercise of		Option Term
	Underlying Options		Employees in Fiscal	Price Per	Expiration
Name	Granted		2003	Share ($)	Date	5%($)	10%($)
Michael W. Patrick	—		—	—	—	—	—
Martin A. Durant	50,000	(1)	15.2%	21.79	3/7/2013	685,000	1,736,500
	35,000	(2)	10.6%	35.63	12/18/2013	784,350	1,987,650
Fred W. Van Noy	50,000	(1)	15.2%	21.79	3/7/2013	685,000	1,736,500
	35,000	(2)	10.6%	35.63	12/18/2013	784,350	1,987,650
Anthony J. Rhead	50,000	(1)	15.2%	21.79	3/7/2013	685,000	1,736,500
	35,000	(2)	10.6%	35.63	12/18/2013	784,350	1,987,650
H. Madison Shirley	—		—	—	—	—	—

(1)	The options granted in fiscal 2003 were made under the Employee and Consultant Long-Term Stock Incentive Plan. These options were granted at an exercise price equal to 100% of the fair market value of the Common Stock on the date of the grant and expire ten years from the date of the grant. 25,000 options will vest on December 31, 2005 and 25,000 options will vest on December 31, 2006, subject to accelerated vesting under certain circumstances.

(2)	The options granted in fiscal 2003 were made under the Employee and Consultant Long-Term Stock Incentive Plan. These options were granted at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant and expire ten years from the date of grant. One-third of these options will vest on December 31, 2005, one-third will vest on December 31, 2006 and one-third will vest on December 31, 2007, subject to accelerated vesting under certain circumstances.

Fiscal Year-End Option Value Table

     The following table provides option values for the fiscal year ended December 31, 2003.

	Number of
	Securities Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money Options
	December 31, 2003		at December 31, 2003 ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael W. Patrick	—	—	—	—
Martin A. Durant	—	50,000	—	653,000
	—	35,000	—	—
Fred W. Van Noy	—	50,000	—	653,000
	—	35,000	—	—
Anthony J. Rhead	—	50,000	—	653,000
	—	35,000	—	—
H. Madison Shirley	—	—	—	—

Long-Term Incentive Plan Table

In May 2002, Carmike granted stock awards to Messrs. Durant, Van Noy and Rhead. These shares are to be earned over a three year period, commencing with the year ended December 31, 2002, with the shares being earned as the executive achieves specific performance goals set for him to be achieved during each of these years. In some instances the executive may earn partial amounts of his stock grant based on graded levels of performance. Shares earned each year will vest and be receivable approximately two years after the calendar year in which they were earned, provided, with certain exceptions, the executive remains our employee. Each of these grants was made pursuant to the 2002 Stock Plan.

	Number of Shares, Units		Performance Period Until
Name	or Other Rights(#)		Maturation or Payout
Michael W. Patrick	—		—
Martin A. Durant	40,000	(1)	(2)
Fred W. Van Noy	45,000	(1)	(2)
Anthony J. Rhead	45,000	(1)(3)	(2)
H. Madison Shirley	—		—

(1)	Includes shares which were earned by the named executive officer for the years ended December 31, 2002 and 2003.

(2)	Mr. Durant’s performance measures are based on compliance with various financial covenants. Mr. Van Noy’s performance measures are based on total revenue and operational expenses as a percentage of total revenue as of the end of the applicable performance period. Mr. Rhead’s performance measures are based on total revenue and film rent as a percentage of box office returns as of the end of the applicable performance period. For the year ended December 31, 2002, Carmike issued stock to these named executive officers in the following amounts for meeting performance goals in whole or in part for the 2002 performance period: Mr. Durant 17,500 shares; Mr. Van Noy 21,000 shares; and Mr. Rhead 10,500 shares. The shares earned for the 2002 performance period will vest on January 31, 2005. The remaining shares, other than 10,500 shares that were forfeited by Mr. Rhead, will be issued to the named executive officers in future periods if performance goals are met for such future periods. For the year ended December 31, 2003, Carmike will issue stock to these named executive officers in the following amounts for meeting performance goals in whole or in part for the 2003 performance period: Mr. Durant 12,500 shares; Mr. Van Noy 16,000 shares; and Mr. Rhead 16,000 shares. The shares earned for the 2003 performance period will vest on January 31, 2006.

(3)	Includes 10,500 shares that were forfeited by the named executive officer for the year ended December 31, 2002.

Employment Contracts and Separation Agreements

In connection with Carmike’s reorganization, Carmike entered into an employment agreement with Michael W. Patrick effective January 31, 2002 that modifies and supersedes his former employment agreement with Carmike. The new five-year agreement provides for a base annual salary of $850,000 per year plus, if certain performance targets are achieved, an annual bonus of up to 50% of his base salary for the year in which the targets are achieved. On December 31 of each year, the term shall be extended for one year unless either Carmike or Mr. Patrick has given 30 days notice prior to the anniversary date of Carmike’s or his intention not to so extend the agreement. The agreement further provides that, on each of the third, fourth, and fifth anniversary dates of January 31, 2002, Carmike shall issue and/or deliver to Mr. Patrick the number of shares of Common Stock that would be equivalent to 260,000 shares of Common Stock if such stock had been issued and owned continuously from January 31, 2002 (780,000 total shares). However, no such installment delivery shall be made if either Mr. Patrick’s employment is terminated for cause or Mr. Patrick breaches certain covenants relating to non-competition and fiduciary duties set forth in the agreement; all installment deliveries that have not been made or cancelled shall be made immediately upon the occurrence of his death or a change in control. The shares are issuable under the 2002 Stock Plan. Carmike has agreed to pay Mr. Patrick a bonus in any quarter that it pays a dividend equal to the number of shares remaining to be issued pursuant to the employment agreement multiplied by the quarterly dividend per share for such quarter.

Mr. Patrick’s employment agreement further provides that, in the event there is a change in control of Carmike, the employment agreement will be automatically extended for a period of five years, beginning on the first day of the month during which such change in control occurs. A change in control shall not be deemed to have occurred as a result of the commencement of a case under the Federal Bankruptcy Code or any action taken in accordance with and as provided in any plan of reorganization approved by a bankruptcy court with respect to Carmike. In the event of Mr. Patrick’s (1) involuntary termination of employment with Carmike (other than by reason of death, disability or for cause), or (2) following a change in control or resignation for good reason, Mr. Patrick will be entitled to a lump sum payment equal to his base salary and, if applicable, the target bonus for the year of his employment termination multiplied by the number of full and partial years remaining in his employment term.

Each of Messrs. Durant, Van Noy and Rhead have entered into separation agreements with Carmike. These agreements provide a range of benefits to an executive if Carmike terminates the executive without cause or if the executive resigns for good reason in anticipation of or during the two year period following a change of control. Upon any such termination or resignation:

•	the executive would receive cash payments equal to two times his base salary in equal monthly installments over a twenty-four month period;

•	each outstanding stock option owned by the executive would vest and become immediately exercisable;

•	any restrictions on any outstanding shares of restricted stock would expire; and

•	the executive would receive for two years the same employee benefits received prior to the termination or resignation.

If an executive would be subject to a “golden parachute” excise tax as a result of the benefits called for under his separation agreement, he agrees to waive his right to up to $10,000 of such benefits in order to eliminate such tax. However, if such a waiver would fail to eliminate such tax, no waiver shall be required, and we will make payments to the executive sufficient to pay such excise tax and any additional taxes due as a result of such payment.

Each executive further agrees not to solicit suppliers, vendors or employees and to protect our trade secrets and confidential information for the two year period following his termination or resignation.

The initial term of these agreements ends in July 2006, but the term automatically extends for one additional year following the second anniversary of the agreements and for one additional year on each subsequent anniversary date unless Carmike advises Messrs. Durant, Van Noy and Rhead before any such anniversary date that there will be no automatic extension on the subsequent anniversary date.

Compensation of Directors

During fiscal year 2003, non-employee directors received an annual retainer of $30,000 and $1,000 per meeting for participating in meetings of the Board of Directors or its committees, and the Chairman of the Audit Committee received an additional $10,000 retainer. Carmike’s employees do not receive any additional compensation for serving on the Board of Directors.

On May 31, 2002, the Board of Directors adopted, subject to stockholder approval, the Carmike Cinemas, Inc. Non-Employee Directors Long-Term Stock Incentive Plan (the “Directors Incentive Plan”) to be effective as of that date for the purpose of providing incentives to attract, retain and motivate qualified and experienced persons for service as non-employee directors of Carmike. In connection with the adoption of the Directors Incentive Plan, the Board of Directors authorized option grants to two independent directors, Alan J. Hirschfield and Roland C. Smith. Upon stockholder approval of the Directors Incentive Plan on August 14, 2002, Mr. Hirschfield and Mr. Smith each received options to purchase 5,000 shares of Common Stock at an exercise price of $19.95 per share. In addition, on June 2, 2003, S. David Passman III received options to purchase 5,000 shares of Common Stock at an exercise price of $21.40 per share, and on April 1, 2004, Patricia A. Wilson received options to purchase 5,000 shares of Common Stock at an exercise price of $37.46 per share.

On March 31, 2004, the Board of Directors adopted, subject to stockholder approval, the 2004 Incentive Stock Plan to be effective as of the date of such stockholder approval. As described in Proposal Two, the primary purpose of the 2004 Incentive Stock Plan is (1) to attract and retain eligible employees and outside directors of Carmike, (2) to provide an incentive to eligible employees and outside directors to work to increase the value of Carmike’s Common Stock, and

(3) to provide eligible employees and outside directors with a stake in the future of Carmike which corresponds to the stake of each of Carmike’s stockholders. For additional information regarding the 2004 Incentive Stock Plan, please refer to Proposal Two.

REPORT ON EXECUTIVE COMPENSATION

The following is a report submitted by the Compensation, Nominating and Corporate Governance Committee of the Board of Directors addressing Carmike’s compensation policy as it related to the Chief Executive Officer and the other executive officers for the fiscal year ended December 31, 2003.

During fiscal 2003, Messrs. Hirschfield, Smith and Zalaznick served on the Compensation Committee. Each of Messrs. Hirschfield, Smith and Zalaznick meets the independence requirements of the Nasdaq listing standards, as determined by the Board of Directors. On March 31, 2004 the Board of Directors changed the name of the Compensation Committee to the Compensation, Nominating and Corporate Governance Committee.

Base Salary and Bonuses

The base salary of the Chief Executive Officer is established under the terms of Mr. Patrick’s employment contract with Carmike. The Compensation, Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, annually reviews and approves remuneration of the other executive officers. Factors considered by the Compensation, Nominating and Corporate Governance Committee and the Chief Executive Officer are subjective and could include perceptions of the individual’s performance, potential and the cost of living in Columbus, Georgia. Bonuses to the named executive officers and other executives during 2003 were determined and paid at the discretion of the Compensation, Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, based on individual performance for the job description. The amounts earned during 2003 by the named executive officers are shown in the Summary Compensation Table.

Deferred Compensation Plan

Carmike maintains a Deferred Compensation Plan for certain executive officers, including the named executive officers, pursuant to which Carmike pays additional compensation on a pre-tax basis equal to 10% of an employee’s taxable compensation. Distributions from the plan are made upon or shortly after normal retirement, disability, death or termination of employment of a participant.

Carmike Cinemas, Inc. 2002 Stock Plan

As part of Carmike’s reorganization, the Board of Directors adopted, and the stockholders approved, the 2002 Stock Plan effective January 31, 2002 and reserved 1,000,000 shares of

Common Stock for issuance under the 2002 Stock Plan. The 2002 Stock Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as officers and key employees of, and consultants to, Carmike and its subsidiaries and affiliates, by providing them opportunities to acquire shares of Carmike’s Common Stock or to receive monetary payments based on the value of such shares.

The Compensation, Nominating and Corporate Governance Committee administers the 2002 Stock Plan and designates the participants, who are individuals that the Compensation, Nominating and Corporate Governance Committee determines to be significantly responsible for Carmike’s success and future growth and profitability. The Compensation, Nominating and Corporate Governance Committee also determines the amount, type, conditions for vesting or exercisability, and other terms and conditions of participant awards. Awards may be made in the form of stock options, stock grants, stock appreciation rights, stock units, performance-based awards or any combination thereof.

Carmike’s Board of Directors has approved the grant of 780,000 shares under the 2002 Stock Plan to Michael W. Patrick. These shares will be delivered over a three year period beginning in 2005. In May 2002, the Stock Option Committee (which administered the 2002 Stock Plan prior to August 2002) approved grants of the remaining 220,000 shares to a group of seven other members of senior management (195,230 of which could still be earned and/or vested at March 31, 2004). These shares are to be earned over a three year period, commencing with the year ended December 31, 2002, with the shares being earned as the executive achieves specific performance goals set for the executive to be achieved during each of these years. In some instances the executive may earn partial amounts of his or her stock grant based on graded levels of performance. Shares earned each year will vest and be receivable approximately two years after the calendar year in which they were earned, provided, with certain exceptions, the executive remains an employee of Carmike. The grants made to the named executive officers are disclosed under the caption “Executive Compensation and Other Information – Long-Term Incentive Plan Table.”

Carmike Cinemas, Inc. Employee and Consultant Long-Term Stock Incentive Plan

The Board of Directors adopted, and the stockholders approved the Carmike Cinemas, Inc. Employee and Consultant Long-Term Stock Incentive Plan (the “Employee Incentive Plan”) effective August 15, 2002 and reserved 500,000 shares of Common Stock for issuance under the Employee Incentive Plan. The Employee Incentive Plan is intended to provide incentives, competitive with those of similar companies, which will attract, retain and motivate qualified and experienced persons to serve as employees and consultants of Carmike and to further identify such employees’ and consultants’ interests with those of Carmike’s stockholders through compensation that is based on Carmike’s Common Stock, thereby promoting the long-term financial interest of Carmike and its subsidiaries.

On March 7, 2003, the Compensation, Nominating and Corporate Governance Committee approved the grant of options to purchase 50,000 shares with an exercise price of $21.79 to each of Messrs. Durant, Van Noy and Rhead and on December 18, 2003 approved the grant of options to purchase an aggregate of 180,000 shares with an exercise price of $35.63 to six of Carmike’s executive officers under the Employee Incentive Plan. Half of the shares granted on March 7, 2003 will vest on December 31, 2005 and the other half will vest on December 31, 2006. Of the shares granted on December 18, 2003, one-third will vest on December 31, 2005, one-third will vest on December 31, 2006 and one-third will vest on December 31, 2007.

Carmike Cinemas, Inc. 2004 Incentive Stock Plan

On March 31, 2004, the Board of Directors adopted, subject to stockholder approval, the Carmike Cinemas, Inc. 2004 Incentive Stock Plan (the “2004 Incentive Stock Plan”), a successor to the Employee Incentive Plan and Directors Incentive Plan. If approved by Carmike’s stockholders, the Compensation, Nominating and Corporate Governance Committee under the 2004 Incentive Stock Plan may grant stock options, stock grants, stock units, and stock appreciation rights to certain eligible employees and to outside directors. There will be 830,000 shares of Common Stock reserved for issuance pursuant to grants made under the 2004 Incentive Stock Plan in addition to the 225,000 unissued shares that were previously authorized for issuance under the Employee Incentive Plan and the Directors Incentive Plan as well as any shares that were subject to grants under the Employee Incentive Plan and the Directors Incentive Plan which are forfeited after the effective date of the 2004 Incentive Stock Plan. No grants shall be made under the Employee Incentive Plan or Directors Incentive Plan after the date the 2004 Incentive Stock Plan becomes effective.

The Compensation, Nominating and Corporate Governance Committee has the authority to control and manage the operation and administration of the Employee Incentive Plan. This committee has the authority and discretion to select the participants in the Employee Incentive Plan and to establish the terms, conditions, performance criteria, restrictions, and other provisions of awards (subject to the restrictions contained in the plan) and to cancel or suspend awards. Under the 2004 Incentive Stock Plan, the Compensation, Nominating and Corporate Governance Committee will have the authority to administer, interpret and operate the plan and to take other actions in the administration and operation of the plan as the committee deems equitable under the circumstances, which shall be binding on Carmike and on each affected eligible employee or outside director.

The Compensation, Nominating and Corporate Governance Committee may determine and designate the participants in the Employee Incentive Plan from among Carmike’s and its subsidiaries’ employees, including members of the Board of Directors who are employees, independent contractors, consultants, or other persons providing services to Carmike or its subsidiaries. Under the Employee Incentive Plan, awards of options, stock appreciation rights, stock units, performance shares and restricted stock may be granted to an individual, in connection with the individual’s hiring, retention or otherwise by Carmike or its subsidiaries, prior to the date the individual first performs services to Carmike or its subsidiaries, provided that the awards shall not vest prior to the date the individual first performs such services.

Assuming stockholder approval, the Compensation, Nominating and Corporate Governance Committee may grant awards under the 2004 Incentive Stock Plan to certain eligible employees and to outside directors. An eligible employee is any employee of Carmike or any subsidiary, parent or affiliate of Carmike who has been designated by this committee to receive a grant under the 2004 Incentive Stock Plan. An outside director is any member of the Board of Directors who is not an employee of Carmike or a parent, subsidiary or affiliate of Carmike. No eligible employee or outside director in any calendar year may be granted an option to purchase more than 250,000 shares of Common Stock or a stock appreciation right based on the appreciation with respect to more than 250,000 shares of Common Stock or may be granted stock grants or stock units where the number of shares of Common Stock subject to such grant exceeds 50,000 shares. No more than 200,000 shares of Common Stock are available for stock grants under the 2004 Incentive Stock Plan, and no more than 830,000 shares of Common Stock are available for grant of incentive stock options.

Chief Executive Officer Pay

Amounts earned during 2003 by the Chief Executive Officer, Michael W. Patrick, are shown in the Summary Compensation Table. His base salary during 2003 was set pursuant to the terms of his employment agreement with Carmike, effective as of January 31, 2002. That agreement provides for a base annual salary of $850,000 plus, if certain performance targets are achieved, an annual bonus, which is approved annually by the Compensation, Nominating and Corporate Governance Committee, of up to 50% of his base salary for the year in which the targets are achieved. In 2003, a portion of Mr. Patrick’s bonus was based on a formula tied to Carmike’s achievement of certain levels of EBITDA and another portion of his bonus was determined at the discretion of the Committee. The discretionary portion of Mr. Patrick’s bonus provided for the automatic issuance of a bonus based upon operating performance, debt pay-down, asset sales and other performance metrics. Please refer to “Executive Compensation and Other Information — Employment Contracts and Separation Agreements” for a brief discussion of the terms of Mr. Patrick’s employment agreement.

The Compensation, Nominating and Corporate Governance Committee approved Mr. Patrick’s bonus in the amount of $425,000 related to performance in 2003.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal income tax purposes in any one fiscal year to $1 million unless such compensation is “performance-based.” The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation, Nominating and Corporate Governance Committee, and certification by the Compensation, Nominating and Corporate Governance Committee that performance standards were satisfied. The Compensation, Nominating and Corporate Governance Committee intends to structure compensation programs for Carmike’s Chief Executive Officer and other executives as performance-based compensation to the extent practicable going forward. However, the Compensation, Nominating and Corporate Governance Committee’s primary focus has been, and will continue to be, on compensating Carmike’s Chief Executive Officer and other executives on a basis which the Compensation, Nominating and Corporate Governance Committee determines will most likely best serve Carmike’s long-term business interests, and the extent to which Carmike can deduct the compensation paid to an executive will only be one of many factors taken into account in making such determination.

Summary

The Compensation, Nominating and Corporate Governance Committee believes that the current subjective process has been effective in rewarding executives appropriately, and in attracting and retaining good performers. While the Compensation, Nominating and Corporate Governance Committee is pleased with the current compensation system, it reserves the right to make such changes to the program as it deems desirable or necessary in future years.

The foregoing has been furnished by the Compensation, Nominating and Corporate Governance Committee of Carmike’s Board of Directors.

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

By the Compensation, Nominating and
Corporate Governance Committee:	Alan J. Hirschfield, Chairman
Roland C. Smith
David W. Zalaznick

COMPENSATION, NOMINATING AND CORPORATE GOVERNANCE
COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation, Nominating and Corporate Governance Committee are Messrs. Hirschfield, Smith and Zalaznick. None of the members of the Compensation, Nominating and Corporate Governance Committee during 2003 has ever been an officer or employee of Carmike. In addition, none of Carmike’s executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on Carmike’s Board of Directors or on the Compensation, Nominating and Corporate Governance Committee.

CERTAIN RELATIONSHIPS AND RELATED
PARTY TRANSACTIONS

Carmike has an aircraft lease agreement dated July 1, 1983, with C. Patrick LLC of which C.L. Patrick is the owner. The lease was renewed and extended on June 17, 1998 for a period of six years. Mr. Patrick was a director of the company until April 23, 2002, and is the father of Michael W. Patrick and Carl L. Patrick, Jr. Pursuant to the aircraft lease agreement, as amended, Carmike paid $183,406 in the year ended December 31, 2003. Carmike believes that this transaction is on terms no less favorable to Carmike than terms available from unaffiliated parties in arm’s-length transactions.

Richard A. Friedman is head of the Merchant Banking Division of Goldman, Sachs & Co., which manages the GS Limited Partnerships on behalf of Goldman, Sachs & Co. and The

Goldman Sachs Group, Inc. Elizabeth C. Fascitelli is a managing director of Goldman, Sachs & Co. and Kenneth A. Pontarelli is a vice president of Goldman, Sachs & Co. Goldman, Sachs & Co. and its subsidiaries have provided investment banking and related financial services to Carmike in the past, and are expected to provide similar services in the future. Goldman, Sachs & Co. served as the sole book-runner in Carmike’s public offering of Common Stock which completed on February 4, 2004, for which it received customary fees; and provided services in connection with Carmike’s debt refinancing as described below.

On February 4, 2004 Carmike entered into a new $50.0 million senior secured first priority revolving credit facility and a $100.0 million senior secured second priority five-year term loan facility with, among others, Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co. Goldman Sachs Credit Partners L.P. served as sole lead arranger, sole book-runner and sole syndication agent on the facilities, for which it received upfront facility fees in the aggregate amount of $3.375 million, a significant portion of which was paid out to other lenders in conjunction with the syndication of the facilities. Both facilities were fully syndicated on February 4, 2004. As of March 1, 2004, neither Goldman Sachs Credit Partners L.P. nor Goldman, Sachs & Co. held any of the indebtedness outstanding under the facilities.

In addition, on February 4, 2004, Goldman, Sachs & Co. acted as an initial purchaser and as the sole lead book-runner, for which it received customary fees, in the private placement of $150.0 million of 7.500% senior subordinated notes due 2014. As of March 1, 2004, Goldman, Sachs & Co. did not hold any of these notes.

In a series of transactions beginning in early 2002, Goldman Sachs Credit Partners L.P. acquired approximately $33.8 million of indebtedness outstanding under Carmike’s post-bankruptcy term loan credit agreement, which Carmike entered into on January 31, 2002 as part of the refinancing of Carmike’s bank debt pursuant to its reorganization. Approximately $25 million of this amount was subject to a financing transaction with an unaffiliated third party. As part of the financing transaction, Goldman Sachs Credit Partners L.P. was effectively required to pass through to the third party any payments it received on the term loan less an interest charge. This financing transaction was subsequently unwound. As of January 12, 2004, Goldman Sachs Credit Partners L.P. held approximately $5.2 million of indebtedness outstanding under the post-bankruptcy term loan credit agreement. On February 4, 2004 Carmike repaid all amounts outstanding under the post-bankruptcy term loan credit agreement.

STOCK PERFORMANCE GRAPH

On August 8, 2000 Carmike and its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. On January 4, 2002, the United States Bankruptcy Court for the District of Delaware entered an order confirming Carmike’s Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated November 14, 2001 (the “Plan”). The Plan became effective on January 31, 2002. Pursuant to the Plan, on January 31, 2002, all of Carmike’s securities outstanding prior to such date were cancelled. From January 31, 2002 until May 22, 2002, Carmike’s newly issued Common Stock was traded on the NASD’s over-the-counter Bulletin Board under the symbol “CMKC”. Carmike’s Common Stock is currently traded on the Nasdaq National Market under the symbol “CKEC”.

The following graph compares the cumulative total stockholder return on Carmike’s Common Stock with the comparable cumulative returns of the Nasdaq Stock Market Index (U.S. companies) and a line-of-business index which is based on Carmike’s four-digit SIC Code (7830 — Services — Motion Picture Theaters) (the “SIC Code Index”). The graph assumes that the value of the investment in the Common Stock and each index was $100 on January 31, 2002 and that all dividends were reinvested.

The stock price performance graph should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for action at the meeting. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

INDEPENDENT ACCOUNTANTS

The Audit Committee has selected PricewaterhouseCoopers LLP as Carmike’s independent accountants for the current year.

Ernst & Young LLP audited Carmike’s consolidated financial statements for the years ended December 31, 2002 and December 31, 2001. On April 7, 2003 Carmike determined not to renew the engagement of Ernst & Young LLP, and appointed PricewaterhouseCoopers LLP as its new independent accountants, effective immediately. This determination followed Carmike’s decision to seek proposals from independent accountants to audit Carmike’s financial statements for the fiscal year ended December 31, 2003. The decision not to renew the engagement of Ernst & Young LLP and to retain PricewaterhouseCoopers LLP was approved by Carmike’s Audit Committee. Ernst & Young LLP was dismissed effective as of April 7, 2003.

During Carmike’s two most recent fiscal years ended December 31, 2002 and the subsequent interim period through April 7, 2003, there were no disagreements between Carmike and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Ernst & Young LLP’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within Carmike’s two most recent fiscal years and the subsequent interim period through April 7, 2003.

The audit reports of Ernst & Young LLP on the consolidated financial statements of Carmike and its subsidiaries as of and for the fiscal years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During Carmike’s two most recent fiscal years ended December 31, 2002, and the subsequent interim period through April 7, 2003, Carmike did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

COMPENSATION PLANS

The following table presents information as of December 31, 2003 about Carmike’s Common Stock that may be issued upon the exercise of outstanding options, warrants and rights under Carmike’s 2002 Stock Plan, Employee Incentive Plan and Directors Incentive Plan.

			(c)
			Number of securities
			remaining available for
	(a)	(b)	future issuance under
	Number of securities to	Weighted average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))
Equity compensation plans approved by stockholders:
2002 Stock Plan	1,000,000	N/A (1)	—
Employee Incentive Plan	150,000	$21.79	350,000
	180,000	$35.63	170,000
Directors Incentive Plan (2)	10,000	$19.95	65,000
	5,000	$21.40	60,000

Total/Weighted Average	1,345,000	$28.95	230,000
Equity compensation plans not approved by stockholders:	None	None	None

Total	1,345,000	$28.95	230,000

(1)	Under the 2002 Stock Plan, 780,000 shares are available to Michael W. Patrick, our President, Chief Executive Officer and Chairman. Mr. Patrick’s employment agreement with us provides that we will issue and/or deliver to him 260,000 shares of Common Stock on each of the third, fourth, and fifth anniversary dates of January 31, 2002. In addition, we have approved restricted stock grants of 220,000 shares to our other executive officers (195,230 of which could still be earned and/or vested at March 31, 2004).

(2)	Does not include options to purchase 5,000 shares of Common Stock at an exercise price of $37.46 per share which were granted to Patricia A. Wilson on April 1, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Carmike’s directors and executive officers, and persons who beneficially own more than 10% of any class of Carmike’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of Carmike. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Carmike with copies of all Section 16(a) reports they file. To Carmike’s knowledge, based solely on a review of the copies of such reports furnished to Carmike and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 2003 except as noted herein. One late Form 4 was filed by Martin A. Durant, Senior Vice President-Finance, Treasurer and Chief Financial Officer, on January 26, 2004, to report options to purchase 50,000 shares granted to him on March 7, 2003 and options to purchase 35,000 shares granted to him on December 18, 2003; one late Form 4 was filed by Fred W. Van Noy, Senior Vice President and Chief Operating Officer, on January 26, 2004, to report options to purchase 50,000 shares granted to him on March 7, 2003 and options to purchase 35,000 shares granted to him on December 18, 2003; and one late Form 4 was filed by Anthony J. Rhead, Senior Vice President-Film and Secretary, on January 26, 2004, to report options to purchase 50,000 shares granted to him on March 7, 2003 and options to purchase 35,000 shares granted to him on December 18, 2003.

Stockholder Proposals

Any stockholder of Carmike who wishes to present a proposal at the 2005 Annual Meeting of Stockholders of Carmike and who wishes to have such proposal included in Carmike’s proxy statement for that meeting must deliver a copy of such proposal to Carmike at 1301 First Avenue, Columbus, Georgia 31901, Attention: Corporate Secretary, for receipt not later than December 17, 2004. Carmike reserves the right to decline to include in Carmike’s proxy statement any stockholder’s proposal that does not comply with the rules of the SEC for inclusion therein.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2005 Annual Meeting of Stockholders, management will be able to vote proxies in its discretion if Carmike: (1) receives notice of the proposal before the close of business on March 2, 2005, and advises stockholders in the 2005 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 2, 2005. Notices of intention to present proposals at the 2005 Annual Meeting of Stockholders should be addressed to: Corporate Secretary, Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901.

Stockholder Communications with the Board of Directors

The independent members of Carmike’s Board of Directors have adopted a formal process by which stockholders may communicate with the Board of Directors. Stockholders who wish to communicate with the Board of Directors as a group or with the non-management directors as a group may do so by sending written communications addressed to the Corporate Secretary of Carmike Cinemas, Inc., Attention: Board of Directors, 1301 First Avenue, Columbus, Georgia 31901. This information is also contained on Carmike’s website at www.carmike.com.

Form 10-K

Carmike is providing a copy of Carmike’s Annual Report on Form 10-K for the year ended December 31, 2003 (including the consolidated financial statements, schedules and amendments thereto but excluding exhibits) to all stockholders with this proxy statement.

Householding

As permitted by the Exchange Act, only one copy of this proxy statement and Carmike’s annual report are being delivered to stockholders residing at the same address, unless such stockholders have notified Carmike of their desire to receive multiple copies of the proxy statement or annual report. Carmike will promptly deliver, upon oral or written request, a separate copy of the annual report or proxy statement, as applicable, to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, by phone (706) 576-2737 or by fax at (706) 576-3433 or by mail to Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901.

Stockholders residing at the same address and currently receiving only one copy of the proxy statement or annual report may contact Investor Relations by fax at (706) 576-3433 or by mail to Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901, to request multiple copies in the future. Stockholders residing at the same address and currently receiving multiple copies may contact Investor Relations to request that only a single copy of the proxy statement and annual report be mailed in the future.

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

Appendix A

CARMIKE CINEMAS, INC.

2004 INCENTIVE STOCK PLAN

-ii-

-iii-

		Page
16.5	Other Conditions	25

16.6	Rule 16b-3	26

-iv-

§ 1.

BACKGROUND AND PURPOSE

     The purpose of this Plan is to promote the interest of Carmike by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock and (3) to provide each Eligible Employee or Director with a stake in the future of Carmike which corresponds to the stake of each of Carmike’s shareholders.

§ 2

DEFINITIONS

     2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with Carmike under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

     2.2 Board — means the Board of Directors of Carmike.

     2.3 Carmike — means Carmike Cinemas, Inc. and any successor to Carmike Cinemas, Inc.

     2.4 Change Effective Date — means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

     2.5 Change in Control — means a change in control of Carmike of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as

(a)	any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 30% or more of the combined voting power for election of directors of the then outstanding securities of Carmike or any successor to Carmike except a person who was a signatory to the Shareholders’ Agreement before such agreement expired and who becomes a beneficial owner of 30% or more of such securities as a result of a transaction with one, or more than one, other person who was also a signatory to the Shareholders’ Agreement before such agreement expired;

(b)	during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

(c)	the shareholders of Carmike approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of Carmike shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of Carmike) or any dissolution or liquidation of Carmike or any sale or the disposition of 50% or more of the assets or business of Carmike; or

(d)	shareholders of Carmike approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of Carmike immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.5(d)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Carmike common stock immediately before the consummation of such transaction, provided (C) the percentage described in § 2.5(d)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.5(d)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of Carmike by the persons described in § 2.5(d)(A) immediately before the consummation of such transaction.

     2.6 Code — means the Internal Revenue Code of 1986, as amended.

     2.7 Committee — means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

     2.8 Director — means any member of the Board who is not an employee of Carmike or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of Carmike.

     2.9 Eligible Employee — means an employee of Carmike or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

     2.10 Fair Market Value — means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.11 ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

     2.12 1933 Act — means the Securities Act of 1933, as amended.

     2.13 1934 Act — means the Securities Exchange Act of 1934, as amended.

     2.14 Non-ISO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

     2.15 Option — means an ISO or a Non-ISO which is granted under § 7.

     2.16 Option Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

     2.17 Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.18 Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of Carmike.

     2.19 Plan — means this Carmike Cinemas, Inc. 2004 Incentive Stock Plan as effective as of the date approved by the shareholders of Carmike and as amended from time to time thereafter.

     2.20 Preexisting Plan — means each of the following plans, as each such plan has been amended from time to time up to the date this Plan is effective: (a) the Carmike Cinemas, Inc. Employee and Consultant Long-Term Stock Incentive Plan and (b) the Carmike Cinemas, Inc. Non-Employee Directors Long-Term Stock Incentive Plan.

     2.21 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

     2.22 SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

     2.23 Shareholders’ Agreement — means the agreement, dated as of January 31, 2002, by and among Carmike, Michael W. Patrick, GS Capital Partners III, L.P., GS Capital Partners III Offshore, L.P., Goldman Sachs & Co. Verwaltungs Gmbh, Bridge Street Fund 1998, L.P., Stone Street Fund 1998, L.P., the Jordan Trust, TJT(B), TJT(B) (Bermuda) Investment

Company Ltd., David W. Zalaznick and Barbara Zalaznick, jt ten, Leucadia Investors, Inc. and Leucadia National Corporation as the then stockholders of Carmike.

     2.24 Stock — means the common stock, $0.03 par value, of Carmike.

     2.25 Stock Appreciation Right — means a right which is granted under § 8 to receive the appreciation in a share of Stock.

     2.26 Stock Appreciation Right Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

     2.27 Stock Grant — means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.

     2.28 Stock Grant Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

     2.29 Stock Unit Grant — means a grant under § 9 which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.

     2.30 Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of Carmike.

     2.31 Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either Carmike, a Subsidiary or Parent.

§ 3

SHARES AND GRANT LIMITS

     3.1 Shares Reserved. There shall (subject to § 13) be reserved for issuance under this Plan (a) 830,000 shares of Stock plus (b) the number of shares of Stock which would remain available for issuance under each Preexisting Plan if shares were issued on the effective date of this Plan sufficient to satisfy grants then outstanding under such plan plus (c) the number of shares of Stock subject to grants under any Preexisting Plan which are outstanding on the effective date of this Plan and which are forfeited or expire on or after such effective date in accordance with the terms of such grants; provided, however, only the shares of Stock described in § 3.1(a) shall be issued in connection with the exercise of ISOs and nothing in this Plan shall affect any grants under any Preexisting Plan which are outstanding on the effective date of this Plan until such time, if any, that any shares of Stock subject to such grants are forfeited or grants respecting any shares of Stock expire on or after such effective date in accordance with the terms of such grants.

     3.2 Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that Carmike deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by Carmike. All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan. Finally, if the Option Price under an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to Carmike in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan.

     3.3 Use of Proceeds. The proceeds which Carmike receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of Carmike.

     3.4 Grant Limits. No Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 250,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 250,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the number of shares of Stock subject to such grant on the date of the grant exceeds 50,000 shares. No more than 200,000 non-forfeitable shares of Stock shall (subject to § 13) be issued pursuant to Stock Grants under § 9.

     3.5 Preexisting Plan. No grants shall be made under any Preexisting Plan on or after the date this Plan becomes effective.

§ 4

EFFECTIVE DATE

     The effective date of this Plan shall be the date the shareholders of Carmike (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.

§ 5

COMMITTEE

     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on Carmike, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute an agreement which makes the Eligible Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of Carmike.

§ 6

ELIGIBILITY AND ANNUAL GRANT CAPS

     Only Eligible Employees who are employed by Carmike or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Eligible Employees and Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.

§ 7

OPTIONS

     7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not, absent the approval of Carmike’s shareholders, take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options. Each grant of an Option to an Eligible Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an

ISO and a Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest.

     7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

     7.3 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

     7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee, or through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

     7.5 Exercise.

(a)	Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2)	the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(b)	Termination of Status as Eligible Employee or Director. Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8

STOCK APPRECIATION RIGHTS

     8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

     8.2 Terms and Conditions.

(a)	Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)	Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)	Minimum Period of Service. If the only condition to exercise a Stock Appreciation Right is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest.

     8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. An Eligible Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from

Carmike in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS

     9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Directors. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

     9.2 Conditions.

(a)	Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of an Eligible Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by

Carmike pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b)	Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Director under a Stock Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Stock Grant shall not be available under § 3 after such grant is effective until such time, if any, as such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under § 3 as of the date of such forfeiture. Finally, Carmike shall have the right to require an Eligible Employee or Director to sign an irrevocable stock power in favor of Carmike with respect to forfeitable shares of Stock issued under this § 9.2(b) in order for Carmike to effect a forfeiture in accordance with this § 9.2(b).

(c)	Minimum Period of Service. If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the three (3) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest.

     9.3 Dividends, Voting Rights and Creditor Status.

(a)	Cash Dividends. Except as otherwise set forth in a Stock Grant, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Carmike shall pay such cash dividend directly to such Eligible Employee or Director.

(b)	Stock Dividends. If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Carmike shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant.

(c)	Other. If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Carmike shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d)	Voting. Except as otherwise set forth in a Stock Grant, an Eligible Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(e)	General Creditor Status. An Eligible Employee and a Director to whom a Stock Unit Grant is made shall be no more than a general and unsecured creditor of Carmike with respect to any cash payable under such Stock Unit Grant.

     9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.

     9.5 Income Tax Deduction.

(a)	General. The Committee shall (where the Committee under the circumstances deems in Carmike’s best interest) make Stock Grants and Stock Unit Grants to Eligible Employees either (1) subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant or Stock Unit Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for Carmike with respect such Stock Grant or Stock Unit Grant. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes.

(b)	Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) Carmike’s return over capital costs or increases in return over capital costs, (2) Carmike’s total earnings or the growth in such earnings, (3) Carmike’s consolidated earnings or the growth in such earnings, (4) Carmike’s earnings per share or the growth in such earnings, (5) Carmike’s net earnings or the growth in such earnings, (6) Carmike’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) Carmike’s earnings before interest and taxes or the growth in such earnings, (8) Carmike’s consolidated net income or the growth in such income, (9) the value of Carmike’s common stock or the growth in such value, (10) Carmike’s stock price or the growth in such price, (11) Carmike’s return on assets or the growth on such return, (12) Carmike’s cash flow or the growth in such cash flow, (13) Carmike’s total shareholder return or the growth in such return, (14) Carmike’s expenses or the reduction of such expenses, (15) Carmike’s sales growth, (16) Carmike’s overhead ratios or changes in such ratios, (17) Carmike’s expense-to-sales ratios or the changes in such ratios, or (18) Carmike’s economic value added or changes in such value added.

(c)	Adjustments. When the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of Carmike, discontinued operations, and the cumulative effects of accounting changes. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting Carmike, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in Carmike’s paying non-deductible compensation to an Eligible Employee).

§ 10

NON-TRANSFERABILITY

     No Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by an Eligible Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during an Eligible Employee’s or Director’s lifetime only by the Eligible Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Eligible Employee or Director.

§ 11

SECURITIES REGISTRATION

     As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by Carmike, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Carmike, shall deliver to Carmike a written statement satisfactory to Carmike to that effect. Furthermore, if so requested by Carmike, the Eligible Employee or Director shall make a written representation to Carmike that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to Carmike an opinion in form and substance satisfactory to Carmike of legal counsel satisfactory to Carmike that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of Carmike bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to Carmike of legal counsel satisfactory to Carmike that such registration is not required.

§ 12

LIFE OF PLAN

     No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:

(1)	the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)	the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13

ADJUSTMENT

     13.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the grant caps described in § 3, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants or Stock Unit Grants made under this Plan shall be adjusted by the Committee in an equitable manner to reflect any equity restructuring or change in the capitalization of Carmike, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits.

     13.2 Transactions Described in § 424. The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 and the annual grant caps described in § 3. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants or Stock Unit Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code and without regard to the annual grant caps described in § 3 of this Plan) to make any Stock Grants and Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants, stock unit grants and stock option and stock appreciation right grants.

     13.3 Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number of shares of Stock subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14

CHANGE IN CONTROL

     If there is a Change in Control of Carmike, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants and the cash payable under any Stock Unit Grants; provided, if any issuance or forfeiture condition described in this § 14 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.

§ 15

AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the shareholders of Carmike to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (2) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (x) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of Carmike or a transaction described in § 13.2 or § 14.

§ 16

MISCELLANEOUS

     16.1 Shareholder Rights. No Eligible Employee or Director shall have any rights as a shareholder of Carmike as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Director. Subject to § 9.3, an Eligible Employee’s or a Director’s rights as a shareholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

     16.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the

Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

     16.3 Withholding. Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which Carmike determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Director. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

     16.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

     16.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by

Carmike, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by Carmike.

     16.6 Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

     IN WITNESS WHEREOF, Carmike has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

CARMIKE CINEMAS, INC.
By:

Appendix B

CARMIKE CINEMAS, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

(As adopted by the Board of Directors on May 9, 2003)

     The Board of Directors of Carmike Cinemas, Inc. (the “Company”) has heretofore constituted and established an Audit Committee (the “Audit Committee”) with the authority, responsibility and specific duties as described herein. This Charter and the composition of the Audit Committee are intended to comply with applicable law, including the federal securities laws and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). This document replaces and supersedes in its entirety the previous Charter of the Audit Committee adopted by the Board of Directors on November 14, 2002.

I. PURPOSES

     The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in its oversight of: (1) the integrity of the Company’s financial statements and the Company’s systems of internal controls regarding finance, accounting and ethics established by management and the Board of Directors; (2) the performance of the Company’s internal audit function and independent auditors, including the Company’s auditing, accounting and financial reporting processes generally; (3) the independent auditor’s qualifications and independence; and (4) the compliance by the Company with legal and regulatory requirements. In doing so, it is the responsibility of the Audit Committee to:

•	serve as an independent and objective party to monitor the Company’s financial statements and the financial reporting process and systems of internal financial and accounting controls;

•	review and appraise the audit efforts of the Company’s independent auditors and internal auditing department; and

•	maintain open communication among the independent auditors, management, employees and the Board of Directors.

The Audit Committee shall have the sole authority and responsibility for the appointment, compensation, oversight (including the resolution of disagreements between management and the independent auditor regarding financial reporting), and, where appropriate, the termination and replacement of the Company’s independent auditors. Any independent auditors retained by the Company are ultimately accountable to the Audit Committee and shall report directly to the Audit Committee.

II. COMPOSITION AND MEETINGS

     The Audit Committee shall be comprised of at least three directors, each of whom in the judgment of the Board of Directors shall be independent, as defined in, and to the extent required by, the applicable rules of the Nasdaq Stock Market, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). The Board of Directors shall affirmatively conclude that the members of the Audit Committee are independent, as required.

     Each member of the Audit Committee shall be financially literate and must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of appointment to the Audit Committee. At least one member shall have accounting or related financial management expertise, and by March 31, 2004 unless the Board of Directors determines otherwise, at least one member must be an “audit committee financial expert” as such term is defined by the rules and regulations of the Commission. No member of the Audit Committee may simultaneously serve on more than three (3) audit committees of public companies.

     The Audit Committee shall meet at least quarterly and more frequently if circumstances require. Periodically, the Audit Committee should meet separately and privately with each of management and the Company’s independent auditors to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

III. RESPONSIBILITIES AND FUNCTIONS

     The primary responsibilities of the Audit Committee are to oversee, on behalf of the Board of Directors, the independent auditors, the Company’s internal accounting controls and auditing functions, and the financial reporting process and to report the results of its activities to the Board of Directors. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role is not to provide expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

     In discharging its primary responsibilities and functions, the Audit Committee is authorized to:

     A. Independent Auditors

•	Retain and terminate the Company’s independent auditors, approve all audit engagement terms and fees, oversee all work performed by the independent auditors and resolve any disagreements between management and the Company’s independent auditors regarding financial reporting.

•	Pre-approve all audit services and all permissible non-audit services (including tax services) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to one or more of its members the authority to pre-approve audit services and permissible non-audit services; provided, however, that all pre-approved services must be disclosed by such delegate to the full Audit Committee at its next scheduled meeting.

•	Evaluate the independent auditors, including the independent auditors’ qualifications, performance and independence, the competence, experience and qualifications of the lead partner and senior members of the independent auditor team, and the quality control procedures of the independent auditors. The Audit Committee also shall ensure the rotation of the audit partners as required by law.

•	Discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing.

•	Obtain and review a quarterly report from the independent auditors which describes (a) all critical accounting policies and practices to be used by the Company, (b) all alternative treatments of financial information that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) other written material communications with management of the Company.

•	At least annually, obtain and review a report from the independent auditors which describes (a) the audit firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to address any such issues, and (c) all relationships between the audit firm and the Company. At least annually, obtain and review the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discuss with the independent auditors their independence.

•	Discuss with the independent auditors any problems or difficulties the independent auditors may have encountered and any management letter provided by the independent auditors and the Company’s response. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

•	Discuss with the independent auditors, at least annually, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) relating to the conduct of the audit.

•	Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act (generally relating to the auditors’ identification of illegal acts and related party transactions) has not been implicated.

•	Establish clear policies and guidelines for the Company’s hiring of employees or former employees of the independent auditors.

•	Annually prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

     B. Financial Reporting Process

•	Review and discuss with management and the independent auditors the Company’s annual audited financial statements and disclosures set forth in Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K prior to filing with the Commission or public distribution, including (i) their judgment about the quality of the Company’s accounting principles as applied in its financial reporting, (ii) the reasonableness of significant judgments, and (iii) the clarity of the disclosures in the financial statements. Recommend, based on its review and discussion, that the audited financial statements be included in the Company’s Form 10-K for the last fiscal year for filing with the Commission.

•	Review and discuss with management and the independent auditors the interim financial statements and disclosures set forth in Management’s Discussion and Analysis in the Company’s Quarterly Report on Form 10-Q and the results of the independent auditors’ reviews of the quarterly financial statements prior to the filing of the Company’s Quarterly Report on Form 10-Q with the Commission and/or the Company’s release of earnings.

•	Obtain and review a report made to the Audit Committee by the Chief Executive Officer and Chief Financial Officer of the Company during their certification processes for the Form 10-K and each Form 10-Q which describes, if any, (a) all significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process and report financial data, and (b) any fraud (whether or not material) involving management or other employees who have a significant role in the Company’s internal controls.

•	Discuss with management and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial processes and controls. The Audit Committee may meet separately with management and with the independent auditors to discuss these matters.

•	Review significant changes to the Company’s auditing and accounting principles and practices proposed by the independent auditors or management.

•	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company’s financial statements.

•	Review policies with respect to risk assessment and risk management. Discuss significant financial risks and exposures and the steps taken by management to monitor and minimize such risks.

•	Discuss generally, in terms of types of information to be disclosed and the type of presentation to be made, the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

     C. Ethical/Legal Compliance and Other Review Procedures

•	Establish procedures for the receipt, retention and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters and confidential, anonymous submission by employees of concerns regarding accounting questions or auditing matters.

•	Develop, review or recommend to the Board of Directors for its approval those provisions of the Code of Business Conduct and Ethics that relate to areas that the Audit Committee is responsible for overseeing, including conflicts of interest.

•	Review the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of those compliance efforts.

•	Review with the Company’s executive officer with oversight of legal matters of the Company any legal matters that could have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from governmental agencies or regulators.

•	Review and, as required by Nasdaq, approve all related-party transactions.

•	Serve as the Qualified Legal Compliance Committee (the “QLCC”) with the authority and responsibility as determined from time to time by the Board of Directors. The Audit Committee, as the QLCC, shall establish written procedures by which it will handle reports of material violations.

     D. Other Responsibilities

•	Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval.

•	Conduct an annual performance evaluation of the Audit Committee.

•	Report periodically to the Board of Directors, which report may include issues that arise with respect to (a) the quality and integrity of the Company’s financial statements, (b) the Company’s compliance with legal or regulatory requirements, (c) the performance and independence of the Company’s independent auditors or (d) the performance of the internal audit function.

•	As appropriate, obtain advice and assistance from independent legal, accounting or other advisors. The Audit Committee shall approve the fees paid by the Company to any independent advisor retained by the Audit Committee.

IV. AUTHORITY

     The Audit Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties and discharge its responsibilities. The Audit Committee has the authority to investigate any matter brought to its attention, within the scope of its duties, with full access to all Company books, records, facilities, personnel and independent auditors, along with the power to retain, at the Company’s expense, such independent counsel, auditors or other experts as the Committee deems necessary or appropriate.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CARMIKE CINEMAS, INC.

			For	With- hold	For All Except
COMMON STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 21,2004	1.	ELECTION OF DIRECTORS:	☐	☐	☐
The undersigned, hereby appoints MICHAEL W. PATRICK, MARTIN A. DURANT, and ANTHONY J. RHEAD, and each of them, proxies with full power of substitution, to represent and to vote all the shares of the Common Stock of Carmike Cinemas, Inc. held of record by the undersigned on April 2, 2004 with respect to the Proposals set forth in this proxy and with discretionary authority on all other matters that come before the meeting, all as more fully described in the proxy statement received by the undersigned stockholder, at the Annual Meeting of Stockholders of Carmike Cinemas, Inc. to be held at the offices of King & Spalding LLP, 191 Peachtree Street, 50th Floor, Atlanta, Georgia 30303, at 9:00 a.m. local time, on Friday, May 21, 2004, and any adjournments thereof.	Nominees:
Michael W. Patrick, Elizabeth C. Fascitelli, Richard A. Friedman, Alan J. Hirschfield, John W. Jordan II, S. David Passman III, Carl L. Patrick, Jr., Kenneth A, Pontarelli, Roland C. Smith, Patricia A. Wilson and David W. Zalaznick.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:
			For	Against	Abstain
	2.	Approval of the Carmike Cinemas, Inc. 2004 Incentive Stock Plan:	☐	☐	☐

Please be sure to sign and date Date this Proxy in the box below. _____________________	This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted “FOR” the above-stated Proposals.

Please sign exactly as name appears on Stock Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Stockholder sign above — Co-holder (if any) sign above

▲   Detach above card, sign, date and mail in postage paid envelope provided.   ▲

CARMIKE CINEMAS, INC.

1301 First Avenue
Columbus, Georgia 31901-2109

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.